Exhibit 1

PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement (this "Agreement") is dated August 14, 2003, between Cemex, Inc., a Louisiana corporation ("Purchaser"), and Phibro Animal Health Corporation, a New York corporation f/k/a Philipp Brothers Chemicals, Inc ("Seller").

      WHEREAS, Seller is the sole stockholder of Mineral Resource Technologies, Inc., a Delaware corporation (the "Company" or "MRT");

      WHEREAS, MRT is engaged in the Fly Ash Management Business and the MRT Cement Business;

      WHEREAS, the Seller owns and desires to sell to Purchaser, and Purchaser desires to purchase from the Seller, all of the issued and outstanding shares of capital stock (the "Purchased Stock") of the Company.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows.

                                   ARTICLE 1
                                   DEFINITIONS

      1.1 Definitions. As used in this Agreement, the following terms when capitalized in this Agreement shall have the meanings set forth below:

      "Actions or Proceedings" means any legal action, law suit, legal proceeding or arbitration.

      "Agreement" means this Stock Purchase Agreement, including the Disclosure Schedule, as the same may be amended from time to time in accordance with the terms hereof.

      "Affiliates" shall mean, with respect to any Person, any and all other Persons that control, are controlled by, or are under common control with, such Person. For purposes of the foregoing, "control" of a Person shall mean direct or indirect ownership of 50% or more of the securities or other interests of such Person having by their terms ordinary voting power to elect or appoint a majority of the board of directors or others performing similar functions with respect to such Person.

      "Assets" of the Company means all assets and properties of every kind, nature, character and description, owned by the Company, including cash and cash equivalents, investments, accounts and notes receivable, chattel paper, documents, instruments, equipment and inventory owned by the Company.

      "Business" means the Fly Ash Management Business and the MRT Cement Business as conducted by MRT on the date of this Agreement.

      "Business Day" shall mean any day other than Saturday, Sunday and any day on which banking institutions in the United States are authorized by law or other governmental action to close.

      "Casualty Loss" shall mean any loss, damage or reduction in value resulting from catastrophic occurrences, or acts of God.

      "Claim Notice" means written notification pursuant to Section 10.3 of a Third Party Claim as to which indemnity under Section 10.1 is sought by an Indemnified Party.

      "Closing" shall have the meaning set forth in Section 4.1.

      "Closing Date" shall have the meaning set forth in Section 4.1.

      "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "Contract" shall mean an agreement, written or oral, between MRT and any other Person which obligates either MRT or such other Person to do or not to do a particular thing.

      "Disclosure Schedule" means the schedules delivered to Purchaser by or on behalf of Seller in respect of and identified as being the Disclosure Schedule for this Agreement, containing all lists, descriptions, exceptions and other information and material as are included therein pursuant to this Agreement.

      "Election Notice" means a written notice provided by the Seller or Purchaser, as the case may be, in respect of a Tax Claim to the effect that it elects to contest, and to control the defense or prosecution of, such Tax Claim as provided in this Agreement.

      "Employee Stay Liabilities" shall mean those amounts identified in Section 1.1.B of the Disclosure Schedule, to the extent payable to certain employees of MRT in connection with the Closing, pursuant to certain agreements identified on said Section 1.1.B, as stay bonus or equity based compensation, and all employment Taxes with respect thereto.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.


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

      "ERISA Affiliate" shall mean any entity that would be deemed to be a "single employer" with MRT under Section 414(b), (c), (m) or (o) of the Code or
Section 4001 of ERISA.

      "Environmental Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under (a) any Environmental Law and consisting of or relating to (i) any environmental matters or conditions (including on-site or off-site contamination and environmental regulation of chemical substances or products); (ii) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, out-of-pocket damages and necessary and required response, investigative, remedial, or inspection costs and expenses arising under Environmental Law; (iii) financial responsibility under Environmental Law for clean-up costs or corrective action, including any necessary and required investigation, clean-up, removal, containment, or other remediation or response actions required by Environmental Law and for any natural resource damages; or (iv) any other compliance, corrective, investigative, or remedial measures required under Environmental Law; or (b) any common law causes of action, including, but not limited to, negligence, trespass or nuisance, based on violation by MRT of Environmental Laws, releases by MRT of Hazardous Materials or fly ash, or actions or omissions by MRT that expose others to Hazardous Materials or fly ash. The terms "removal," "remedial," "response action", and "release" shall have the meanings provided for such terms under, and shall include the types of activities covered by, the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
Section 9601 et seq., as amended ("CERCLA").

      "Environmental Laws" shall mean all federal, state and local Laws relating to public health, or to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) including, without limitation, the Clean Air Act, as amended, CERCLA, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Toxic Substances Control Act, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, any state Laws implementing the foregoing federal Laws, and all other Laws relating to or regulating (i) emissions, discharges, releases, or cleanup of pollutants, contaminants, chemicals, polychlorinated biphenyls (PCB's), oil and gas exploration and production wastes, brine, solid wastes, or toxic or Hazardous Materials or wastes (collectively, the "Polluting Substances"), (ii) the generation, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances, or (iii) environmental conservation or protection. References in this Agreement to Environmental Laws existing or in effect as of a particular date shall include written administrative interpretations and policies then existing or in effect.

      "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consent or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes


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

any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

      "Facilities" means any real property, leaseholds, or other interests currently or formerly owned, managed, leased or operated by MRT and any buildings, plants and structures currently or formerly owned, managed, leased or operated by MRT.

      "Final Determination" means (i) a decision, judgment, decree or other Order by any court of competent jurisdiction, which decision, judgment, decree or other Order has become final after all allowable appeals by either party to the action have been exhausted or the time for filing such appeals has expired,
(ii) a closing agreement entered into under Section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding, (iii) the expiration of the time for instituting suit with respect to a claimed deficiency or (iv) the expiration of the time for instituting a claim for refund, or, if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

      "Fly Ash Management Business" shall mean, directly or indirectly, purchasing, disposing of, managing, brokering, selling, promoting or dealing in or with fly ash or other coal combustion products generated as a result of the burning of coal at or by an electric utility (but shall exclude the MRT Cement Business or any products or processes now or hereafter invented, developed, marketed or manufactured as part of or derived from the MRT Cement Business).

      "GAAP" shall have the meaning given in Section 3.2.a.

      "Governmental or Regulatory Authority" shall mean any federal, state, regional, municipal or local court, legislative, executive, Native American or regulatory authority or agency, board, commission, department or subdivision thereof.

      "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the environment.

      "Hazardous Materials" means (i) any petroleum or petroleum products (other than fly ash), radioactive materials, asbestos in any form that is, or that is likely to become, friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs), or (ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted


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

hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any applicable Environmental Law.

      "Hired Employee" shall have the meaning set forth in Section 7.2.a.

      "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases, and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

      "Indemnified Party" means any Person entitled to indemnification under any provision of Article 10.

      "Indemnifying Party" means any Person obligated to provide indemnification under any provision of Article 10.

      "Inventories" shall mean all inventories and stockpiles of raw materials, work in process and finished goods of the Company related to the Business.

      "Knowledge" shall have the meaning set forth in Section 1.2.b.

      "Law" shall mean any federal, state, county, or local laws, statutes, regulations, rules, codes, ordinances, orders, decrees, judgments or injunctions enacted, adopted, issued or promulgated by any Governmental or Regulatory Authority, from time to time.

      "Leased Real Property" shall have the meaning set forth in Section 5.14.a.

      "Lease" or Leases" shall mean an agreement(s) between the Company and any other Person which creates the relationship of landlord and tenant (with regard to real property) or lessor and lessee (with regard to real and/or personal property).

      "License" shall have the meaning given in Section 5.18.

      "Lien" shall mean any mortgage, deed of trust, pledge, lien, claim, security interest, covenant, restriction, easement, preemptive right, or any other encumbrance or charge of any kind.

      "Loss" or "Losses" means any and all liability, damages (including for diminution of value), fines, fees, penalties and expenses, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable out-of-pocket fees and expenses of attorneys, accountants and other experts or other reasonable out-of-pocket expenses of litigation or other legal proceedings (such fees and expenses to


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

* OMITTED PURSUANT TO THE COMPANY'S REQUEST FOR CONFIDENTIAL TREATMENT

include all reasonable out-of-pocket fees and expenses, such as reasonable out-of-pocket fees and expenses of attorneys), incurred in connection with the rightful enforcement of rights under this Agreement against any party hereto, and whether or not arising out of third party claims against an Indemnified Party.

      "Material Adverse Effect" shall mean any material adverse effect on the business or financial condition of MRT (after giving effect to the release and/or discharge of all Company Debt and guaranties by MRT of institutional indebtedness of Seller and to Seller's post-Closing obligations as to the Retained/Assumed Liabilities).

      "Material Contract" shall have the meaning set forth in Section 5.17.

[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]

      "MRT Cement Business" means the development, marketing and/or manufacture of cement, mortar, stucco and/or masonry products using fly ash.

      "MRT Employees" shall mean those employees of MRT who, as of the date of this Agreement, are employed by MRT in the operation of the Business.

      "MTU Agreement" shall mean that certain Agreement between Seller and Purchaser, relating to the possible future assignment to Seller of the MTU License, in the form of Exhibit 1.1.C hereto.

      "MTU License" shall mean that certain License Agreement between Michigan Technological University (d/b/a the Institute of Materials Processing and Mineral Resource Technologies, LLC, dated May 30, 1996, and the amendments and addendums thereto.

      "Option" with respect to any Person means any security, right, subscription, warrant, option or other Contract that gives the right to purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person.

      "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

      "PBC Credit Agreement" shall mean the Amended and Restated Revolving Credit, Capital Expenditure Line and Security Agreement, dated November 30, 2000,


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

among Seller, PNC Bank, National Association, and the Lenders and Guarantors signatory thereto, as amended.

      "Permitted Lien" shall mean: (a) liens created under any Lease, except any lien arising as a result of any failure to timely make any payment or failure to perform any other obligation or other default under such Lease; (b) liens for Taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings; (c) mechanics, materialmen's, landlords', carriers', warehousemen's, and other liens imposed by law incurred in the ordinary course of business; (d) zoning restrictions, land use regulations, declarations, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property and third party easements, rights of way, leases or similar matters that are recorded in the county records where the effected property is located and do not prohibit the use of the property as currently used; (e) the absence of executed rights of way or easements, or a defect in any executed right of way or easement, where such rights have been or can be otherwise obtained through a proceeding under prescription or other operation of law; (f) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (g) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature arising in the ordinary course of the Company's business and made, created or arising prior to the Closing Date; (h) leases or subleases granted by or to others (and identified in the Disclosure Schedule); (i) precautionary Uniform Commercial Code financing statements regarding operating leases which leases are either disclosed pursuant to Article V hereof or no longer in effect; and (j) Liens disclosed in Section 5.15.c of the Disclosure Schedule which Purchaser and Seller have agreed may remain in place after the Closing (as indicated in said Disclosure Schedule by a "**").

      "Person" shall mean an individual, partnership, joint venture, trust, corporation, limited liability company or other legal entity or Governmental or Regulatory Authority.

      "Plan" shall mean each bonus, deferred compensation, incentive compensation, supplemental retirement, stock purchase, stock option, restricted stock, deferred stock, stock appreciation right, severance or termination pay, health, life insurance, disability, flexible benefit, cafeteria plan, educational assistance, supplemental unemployment benefits, profit-sharing, pension, stock bonus or retirement plan, program, agreement or arrangement of the Seller applicable to any MRT Employee.

      "Post-Closing Period" means any taxable period or portion thereof beginning after the Closing Date. If a taxable period begins on or before the Closing Date and ends after the Closing Date, then the portion of the taxable period that begins on the day following the Closing Date shall constitute a Post-Closing Period.


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

* OMITTED PURSUANT TO THE COMPANY'S REQUEST FOR CONFIDENTIAL TREATMENT

      "Pre-Closing Period" means any taxable period or portion thereof that is not a Post-Closing Period.

      "Seller Retirement Plans" shall mean Seller's DB Plan and Seller's DC Plan, as defined on Schedule 7.2.F.

      "Subject Facilities" shall mean the power generating facilities, and related ash storage and disposal locations thereat or serving the same, covered by the ash management contracts identified in Section 5.17 of the Disclosure Schedule.

      "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, estimated, social security, unemployment, occupation, use, sales, service, service use, license, net worth, payroll, franchise, severance, transfer, recording or other taxes, assessments or charges imposed by any Governmental or Regulatory Authority, whether computed on a separate, consolidated, unitary, combined or other basis, and in each case such term shall include any interest, penalties, or additions to tax attributable thereto.

      "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax and including any return of an affiliated, combined or unitary group.

      "Third Party Claim" shall have the meaning set forth in Section 10.3.a.

      [                                 *                                      ]
      [                                 *                                      ]
      [                                 *                                      ]
      [                                 *                                      ]

      1.2 Construction and Interpretation.

            a. Unless the context of this Agreement otherwise requires, (i) words of any gender include the other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) the word "including" does not imply any limitation to the item or matter mentioned; and (vi) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of MRT. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.


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

            b. When used herein the phrases "to the knowledge of" or "to the best knowledge of" mean, with respect to MRT or Seller, the knowledge of Hugh Shannonhouse and/or Danny Gray and, in addition, with respect to the representations and warranties of Seller set forth in (i) Sections 5.8 and 5.10 only, the knowledge of David Storbeck, and (ii) Sections 5.13 and 5.21 only, the knowledge of Adrienne Messina. These named Persons will be deemed to have "knowledge" of a fact or matter about which a particular representation of warranty is made if (x) such Person is actually aware of such fact or matter or
(y) such Person, in the prudent conduct of his or her responsibilities as an executive of MRT or Seller, as the case may be, should reasonably have been expected to discover or otherwise become aware of such fact or matter, and for purposes hereof it shall be assumed that such Person has conducted a reasonable investigation of the accuracy of the representations and warranties set forth herein.

                                   ARTICLE 2
                              RETAINED LIABILITIES

      2.1 From and after the Closing Date, and subject to the provisions of
Article 10 hereof, Seller shall retain or assume and pay, perform or otherwise discharge the following (collectively, the "Retained/Assumed Liabilities"):

            a. all Tax liabilities of MRT to the extent they arise in respect of Tax periods ending prior to the Closing Date and are not accrued or adequately reserved for as reflected in the Closing Date Balance Sheet;

            b. all payment obligations, whether asserted prior to or after the Closing, of MRT or Seller, as the case may be, to MRT Employees set forth under those agreements identified in Section 1.1.b of the Disclosure Schedule as a result of the transaction(s) contemplated in this Agreement, including Employee Stay Liabilities, in each case other than for severance and/or termination pay by reason of the termination of employment of any of such persons on or after the Closing Date, whether by Purchaser or MRT;

            c. except as otherwise specifically set forth in this Agreement, any obligations and liabilities relating to any MRT Employee or the employees of any ERISA Affiliate of Seller, arising under any Seller Retirement Plans, whether asserted prior to or after the Closing except for contribution obligations of MRT in respect to the Seller's DC Plan in the ordinary course of business accrued as of the Closing Date;

            d. any Liabilities covered by Section 7.2.e hereof, whether asserted prior to or after the Closing;

            e. all finders' fees, brokerage commissions, or similar compensation payable to any Person retained by Seller or MRT prior to the Closing to assist or represent either of them in connection with the transactions contemplated hereby or any previous efforts to effect a sale of MRT or the Business, whether asserted prior to or after the Closing; and

            f. all legal and accounting fees incurred by MRT to any lawyers or accountants retained by Seller or MRT prior to the Closing in connection with this Agreement or the transactions contemplated hereby or any previous efforts to effect a sale of MRT or the Business, whether asserted prior to or after the Closing.

      2.2 After the Closing, MRT or Purchaser shall promptly notify Seller in writing when, to their knowledge, a Retained/Assumed Liability becomes due and payable, and Seller shall, subject to Article 10 hereof, pay, perform or otherwise discharge such Retained/Assumed Liability, to the extent fixed and liquidated in amount and not contingent, within thirty (30) days after the later of (i) receipt of such notice, or (ii) the actual due date thereof, unless the same is being contested in good faith (in which case Article 10 shall apply thereto).

                                   ARTICLE 3
                               TOTAL CONSIDERATION

      3.1 Total Consideration.

            a. The total consideration ("Total Consideration") for the Purchased Stock and the payment of indebtedness of the Company owing to Seller shall consist of the sum of (x) US$15,800,000.00, subject to the adjustments set forth in Sections 3.1.b and/or 3.1.c below, plus (y) the NOL Amount as defined in
Schedule 3.1.a hereto, and payable as follows:

                  (i) $100.00 of the Total Consideration shall be paid in consideration of the Purchased Stock.

                  (ii) The balance of the Total Consideration shall be paid in respect of an equal amount of indebtedness owed by the Company to Seller and/or any other Affiliates of Seller and outstanding immediately prior to the Closing (the "Repaid Company Debt").

                  (iii) At and effective as of the Closing, (a) Seller shall contribute or cause to be contributed to the capital of the Company the entire balance of outstanding indebtedness owed by the Company to Seller and its Affiliates in excess of the Repaid Company Debt (the "Contributed Company Debt"), and (b) Seller shall release the Company from any and all liability and obligations with respect of any and all indebtedness owed by the Company to Seller and its Affiliates (including without limitation the Repaid Company Debt and the Contributed Company Debt, collectively the "Company Debt").

* OMITTED PURSUANT TO THE COMPANY'S REQUEST FOR CONFIDENTIAL TREATMENT

                  (iv) The NOL Amount shall be determined, and paid by Purchaser to Seller, as provided in Schedule 3.1.a hereto (the provisions of which are deemed incorporated herein by reference).

            b. The Total Consideration, and accordingly the Repaid Company Debt, will decrease by the [ * ] Decrease (as herein defined) if [ * ] actually or constructively shall terminate the [ * ] Agreement at any time prior to the [ * ] day after the Closing Date, but only if (i) such actual or constructive termination is due in whole or in part to [ * ] [ * ] [ * ] ] and (ii) Purchaser has complied with its obligations under the immediately following sentence [ * ]. Purchaser shall use its, and from and after the Closing, shall cause MRT to use its, commercially reasonable efforts to [ * ] and Purchaser shall keep Seller apprised of all material developments regarding the matters referred to herein. Purchaser shall notify Seller of any [ * ] within five (5) business days thereafter, and Purchaser shall be entitled to disbursement of the amount of the [ * ] Decrease and interest or income earned thereon from the Section 3.1.b Escrow (as defined below) on or after the 30th day after the Purchaser's notice, unless [ * ]. Seller agrees that, except for routine communications by MRT employees in the ordinary course of business prior to the Closing Date, neither Seller nor any of its Affiliates (which term shall not include MRT from and after the Closing Date) will communicate with [ * ] between the date of signing of this Agreement and [ * ] days after the Closing without the participation or consent of Purchaser, nor will Seller or any of its Affiliates [ * ] without such participation or such consent of Purchaser. The "[ * ] Decrease" shall be $[ * ] if [ * ]and shall be $[ * ] if [ * ].

            c. The Total Consideration, and accordingly the Repaid Company Debt, will decrease by $[ * ] (the "[ * ] Decrease"), if (i) [ * ] shall terminate the [ * ] Agreement at any time prior to the [ * ] day after the Closing Date but only [ * ] [ *


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

* OMITTED PURSUANT TO THE COMPANY'S REQUEST FOR CONFIDENTIAL TREATMENT

 ] and (ii) Purchaser has complied with its obligations under the immediately following sentence. Purchaser shall use its, and from and after the Closing, shall cause MRT to use its, commercially reasonable efforts to [ * ] and Purchaser shall keep Seller apprised of all material developments regarding the matters referred to herein. Purchaser shall notify Seller of [ * ] within five
(5) business days thereafter, and Seller shall repay to Purchaser the amount of the [ * ] Decrease on or after the 30th day after the date of Purchaser's notice unless [ * ]. Seller agrees that, except for routine communications by MRT employees in the ordinary course of business prior to the Closing Date, neither Seller nor any of its Affiliates (which term shall not include MRT from and after the Closing Date) will communicate with [ * ] between the date of signing of this Agreement and [ * ] days after the Closing without the participation or consent of Purchaser, nor will Seller or any of its Affiliates [ * ] without such participation or such consent of Purchaser.

            d. At the Closing, but only if the [ * ] Consent shall not have been obtained, Purchaser and Seller shall execute and deliver an Escrow Agreement, substantially in the form of Exhibit 3.1.d hereto (the "Escrow Agreement"), pursuant to which the sum of [ * ] shall be deposited in escrow with the escrow agent named in said Exhibit or such other escrow mutually acceptable to Purchaser and Seller (the "Escrow Agent", and such escrow being herein called the "Section 3.1.b Escrow"). Purchaser shall be entitled to the Section 3.1.b Escrow if and only if, and then only to the extent, provided in Section 3.1.b. If a [ * ], Purchaser shall cause 50% of the entire amount held in the Section 3.1.b Escrow (including all interest or other amounts earned thereon) to be promptly disbursed to Seller, and Purchaser shall so instruct the Escrow Agent to deliver such amount to Seller by wire transfer of immediately available funds, to such account as Seller shall designate. Within five (5) days of the earliest date as of which an event occurs which precludes Purchaser from being entitled to receive any disbursement from the Section 3.1.b Escrow under the terms of Section 3.1.b, Purchaser shall irrevocably instruct the Escrow Agent to deliver to Seller by wire transfer of immediately available funds, to such account as Seller shall designate, the entire amount held in the Section 3.1.b Escrow (including all interest or other amounts earned thereon). If the [ * ] Consent shall be obtained prior to the Closing, there shall be no Section 3.1.b Escrow and no Escrow Agreement shall be required.

      3.2 Closing Date Balance Sheet.

            a. Not later than sixty (60) days after the Closing, Seller shall prepare a balance sheet of the Company as of the close of business on the Closing Date (the "Closing Date Balance Sheet"), in accordance with United States generally


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

accepted accounting principles ("GAAP") applied in a manner consistent with the accounting principles and practices applied in the preparation of the Financial Statements (as defined herein). Seller agrees to use reasonable efforts to cause the Closing Date Balance Sheet to be prepared and delivered to Purchaser within sixty (60) days after the Closing, unless such inability to deliver the Closing Date Balance Sheet is as a result of Purchaser's failure to give Seller reasonable access to the necessary books, records and/or personnel, in which event the requirement to deliver the Closing Date Balance Sheet shall be tolled until Seller is given reasonable access to the necessary documentation or personnel. The date of delivery of the Closing Date Balance Sheet to Purchaser is referred to herein as the "Delivery Date".

            b. Without charge by Purchaser, Purchaser shall cause its and the Company's employees to cooperate reasonably and on a timely basis and to assist Seller with the preparation of the Closing Date Balance Sheet, and shall make reasonably available to Seller and its authorized representatives the books, records, and personnel of the Company which Seller reasonably requires in order to prepare and deliver the Closing Date Balance Sheet. Purchaser and Seller shall, throughout the entire period from the date of this Agreement to the Delivery Date, meet and discuss any and all financial and business matters relating to such process and the preparation of the Closing Date Balance Sheet, and Seller shall make available its work papers for confidential inspection and review by Purchaser and Purchaser's accountants; provided, however, that Seller may omit or redact information that contains competitively sensitive information concerning Seller's or any of Seller's Affiliate's unrelated operations, contracts, customers, pricing, costs, or related matters.

                                   ARTICLE 4
                                   THE CLOSING

      4.1 Closing. The sale and delivery of the Purchased Stock to Purchaser, the payment of the Closing Payment (as herein defined) to Seller, and the consummation of the other respective obligations of the parties contemplated by this Agreement will take place at a closing (the "Closing"), which will be held at the offices of Golenbock, Eiseman, Assor, Bell & Peskoe, 437 Madison Avenue, New York, New York 10022, on the 14th day after the date of this Agreement, or another mutually acceptable date and location (the "Closing Date").

      4.2 Deliveries by Seller. At the Closing, Seller will deliver or cause to be delivered, unless waived by Purchaser, the following to Purchaser:

            a. (i) copies of the certificate or articles of incorporation, including all amendments thereto, of each of MRT and Seller certified by the applicable Secretary of State or other appropriate governmental official, and
(ii) certificates from the applicable Secretary of State or other appropriate governmental official to the effect that MRT is in good standing in such jurisdiction, listing all charter documents of MRT on file and attesting, in the case of MRT, to its payment of all franchise Taxes, and (iii) certificates from the Secretary of State or other appropriate official in each jurisdiction in which MRT is qualified or admitted to do business as a foreign corporation to the effect that MRT is duly qualified or admitted in good standing in such jurisdiction, all of such certificates to be dated within thirty (30) days before the Closing Date;

            b. executed certificates of the secretary or other appropriate officer of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser, certifying (i) the resolutions of the board of directors of Seller authorizing the execution and performance of this Agreement and the transactions contemplated hereby and certifying that they have not been rescinded or amended; (ii) as to the incumbency of the officers of Seller executing this Agreement, and/or any related agreement, and including specimen signatures; (iii) that the stockholders of MRT have approved this Agreement in writing, and no other vote, approval or consent of any holder of capital stock of MRT is required or necessary to consummate the transactions contemplated by this Agreement;

            c. Certificates representing the Purchased Stock, duly endorsed for transfer or accompanied by executed stock powers;

            d. a Release executed by Seller in the form of Exhibit 4.2.d hereto;

            e. the MTU Agreement, executed by Seller;

            f. Seller shall deliver such executed consents, novations, assignments, waivers, actions, estoppel certificates, approvals, releases and/or assignments as shall have been obtained by Seller in connection with this Agreement;

            g. Reasonably satisfactory evidence of the release of the Liens listed in Section 5.15.c of the Disclosure Schedule which Purchaser and Seller have agreed shall be released prior to or at the Closing and reasonably satisfactory evidence that the Liens granted under the PBC Credit Agreement on the assets of MRT have been, or effective upon the Closing will be, released and that MRT has been, or effective upon the Closing will be, released as a guarantor thereunder;

            h. The corporate minute books and capital stock records of the Company; and

            i. If required pursuant to Section 3.1.d, the Escrow Agreement executed by Seller.

* OMITTED PURSUANT TO THE COMPANY'S REQUEST FOR CONFIDENTIAL TREATMENT

      4.3 Deliveries by Purchaser. At the Closing, Purchaser will deliver or cause to be delivered, unless waived by Seller, the following to Seller:

            a. a certificate of good standing of Purchaser, issued as of a recent date by the Secretary of State (or other applicable governmental office) of the state of organization;

            b. an executed certificate of the secretary or other appropriate officer of Purchaser dated the Closing Date, in form and substance reasonably satisfactory to Seller: (i) certifying that the Board of Directors of Purchaser has authorized the execution and performance of this Agreement and the transactions contemplated hereby;

            c. a sum (the "Closing Payment") in respect of the Total Consideration, by wire transfer of immediately available funds to an account designated by Seller, equal to the amount by which $15,800,000 exceeds the amount deposited in the Section 3.1.b Escrow (if and to the extent the same shall then be required by Section 3.1.d);

            d. a sum equal to $[ * ] (if and to the extent then required by Section 3.1.d), by wire transfer of immediately available funds to such account as shall be designated by the Escrow Agent, for deposit in escrow pursuant to the Escrow Agreement.

            e. the MTU Agreement, duly executed by Purchaser; and

            f. If required pursuant to Section 3.1.d, the Escrow Agreement executed by Purchaser.

      4.4 New Holding Company. Seller shall be entitled to transfer the Purchased Stock and/or all or any portion of the Company Debt prior to the Closing to a newly formed, wholly owned corporation or limited liability company subsidiary of Seller ("Newco"), in which case Newco shall be the record and beneficial owner of the Purchased Stock and such transferred Company Debt prior to the Closing and the actual seller of the Purchased Stock to Purchaser. No such transfer shall limit or affect in any manner (i) the covenants, liabilities and obligations of Seller under this Agreement, including without limitation the obligation of Seller to cause the Purchased Stock to be sold to Purchaser, and the obligations of Seller under Section 2.1 and Article 10 hereof, or (ii) the representations and warranties made in this Agreement, except that, if such transfer occurs, the representations and warranties in Sections 5.1, 5.2, 5.3,
5.5 and 5.6 shall be revised to include Newco and reflect the transfer, and such transfer shall not be deemed to violate or conflict with Section 5.9 or Section
8.3. In the event of such transfer, the Escrow Agreement shall be revised as appropriate to reflect the entitlement of Newco to the Escrow Funds (as defined therein) .

                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Purchaser as follows:

      5.1 Organization and Qualification. Each of Seller and MRT is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power and corporate authority to conduct its business as and to the extent now conducted and to own, use and lease its assets. Each of Seller and MRT is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, (i) are not having and would not be reasonably expected to have a Material Adverse Effect, and (ii) would not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of the Seller to perform its obligations hereunder.

      5.2 Capital Stock. The Purchased Stock consists of: 64.035 shares of Class A common stock, par value $.001 per share; and 78.7854 shares of Class B common stock, par value $.001 per share. The Purchased Stock constitutes all of the issued and outstanding shares of capital stock of the Company. The shares of Purchased Stock are validly issued, fully paid and nonassessable, issued in compliance with all applicable Laws and no additional shares of capital stock have been reserved for issuance. There are no outstanding Options with respect to the stock of the Company or agreements, arrangements or understandings to issue Options with respect to the stock of the Company, nor are there any preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of the capital stock of the Company. The Seller is the record and beneficial owner of all of the shares of Purchased Stock, free and clear of all Liens. The delivery to Purchaser at the Closing of the certificates representing the Purchased Stock duly endorsed for transfer or accompanied by executed stock powers will transfer to Purchaser good and valid title to all shares of the Purchased Stock, free and clear of all Liens. At the Closing, neither Seller nor any third party will have any rights whatsoever (other than any granted or provided by Purchaser) with respect to the Purchased Stock or to any other securities, or incidents of ownership, of or in the Company.

      5.3 Authority Relative to this Agreement. Seller has full corporate authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly and validly approved by its board of directors and no other corporate proceedings of Seller's board of directors or stockholders are necessary to authorize the execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller.

      5.4 Business. Section 5.4 of the Disclosure Schedule lists all lines of business in which MRT operated in the preceding three years. The name of each director and officer of the Company, and the position with the Company held by each, are listed in Section 5.4 of the Disclosure Schedule. The Company holds no equity, partnership, joint venture or other similar interest in any Person.

      5.5 No Conflicts. The execution and delivery by Seller of this Agreement does not, and the consummation of the transactions contemplated hereby will not:

            a. conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws of the Seller or MRT;

            b. subject to obtaining the consents, approvals and actions, making the filings and giving the notices referred to in Section 5.6 below or disclosed in Section 5.6 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Laws or Order applicable to Seller or the Company, or any of their respective Assets, which is reasonably expected to have a Material Adverse Effect; or

            c. except where the same would not have a Material Adverse Effect or in a Material Contract disclosed in Section 5.5 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller or the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien, other than a Permitted Lien, upon the Company or any of its assets under any Contract or License to which Seller or the Company is a party or by which any of their respective assets is bound.

      5.6 Governmental Approvals and Filings. Except as disclosed in Section 5.5 or 5.6 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller or the Company is required in connection with the execution, delivery and performance by Seller of this Agreement or its consummation of transactions contemplated herein, except where the failure to make or obtain in the same would not reasonably be expected to have a Material Adverse Effect.

      5.7 Books and Records. The minute books and stock records of the Company have been provided to Purchaser.

      5.8 Financial Statements. The Seller has furnished to Purchaser true and complete copies of (i) the unaudited balance sheet of MRT as at June 30, 2002 and as at March 31, 2003 (the "Most Recent Balance Sheet") and (ii) unaudited income statements of MRT for the fiscal year ended June 30, 2002 and for the nine month period ended March 31, 2003. Except as provided in Section 5.8 of the Disclosure Schedule, such balance sheets and income statements (collectively referred to herein as the "Financial Statements") fairly present, in all material respects, the financial position of MRT as of the dates thereof, for the periods covered thereby and the results of operations of MRT for the periods set forth therein, all in conformity with GAAP, subject to the absence of footnotes and, in the case of all interim period Financial Statements, to year end adjustments. To Seller's knowledge, except as provided in Section 5.8 of the Disclosure Schedule, MRT has no liabilities, secured or unsecured (whether accrued, absolute, contingent or otherwise) required to be reflected in the Financial Statements under GAAP (collectively, "Liabilities") not reflected on or adequately reserved against in the Most Recent Balance Sheet, except for (i) Liabilities incurred in the ordinary course of business since the date of the Most Recent Balance Sheet, (ii) liabilities which would not be required under GAAP to be set forth on or reserved against in the Financial Statements or a consolidated balance sheet of MRT as of the date hereof, or (iii) Liabilities which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      5.9 Absence of Changes. Except as provided in Section 5.9 of the Disclosure Schedule, since March 31, 2003, there has not been any change or any event or development, which, individually or together with other such changes, events, or developments would reasonably be expected to have a Material Adverse Effect. In addition, except as expressly contemplated hereby and except as disclosed in Section 5.9 of the Disclosure Schedule, there has not occurred since March 31, 2003:

            a. any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock (or other equity interests) of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of any such capital stock (or other equity interests) of the Company;

            b. any authorization, issuance, sale or other disposition by the Company of any shares of its capital stock (or other equity interests), or any modification or amendment of any right of any holder of any outstanding shares of capital stock (or other equity interests) of the Company;

            c. any increase in excess of 5% in salary, rate of commissions or rate of consulting fees of any employee or consultant of MRT earning more than $75,000 per annum;

            d. incurrences by the Company of Indebtedness other than Company Debt, or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company under, any Indebtedness (other than Company
Debt) of or owing to the Company;

            e. any physical damage, destruction or other Casualty Loss (not covered by insurance) affecting the Business or the Company's assets which would reasonably be expected to have a Material Adverse Effect;

            f. any purchase of the business of any Person or disposition of, or incurrence of a Lien (other than Permitted Liens) on, any Company Assets, other than acquisitions or dispositions of inventory or obsolete, unused or replaced equipment, or of other items in the ordinary course of business consistent with past practice;

            g. any transaction by the Company with any of its officers, directors, stockholders or Affiliates, other than bona fide, ordinary course employment related matters or pursuant to a Contract or arrangement in effect on March 31, 2003 and disclosed to Purchaser pursuant to Section 5.17 or other than pursuant to any Contract listed pursuant to Section 5.17 of the Disclosure Schedule;

            h. any entering into of an agreement to do or engage in any of the foregoing, including without limitation with respect to any merger, sale of substantially all assets or other business combination not otherwise restricted by the foregoing paragraphs;

            i. any change in the accounting methods or procedures of MRT;

            j. or any other transaction involving or development affecting the Company outside the ordinary course of business which is reasonably expected to have a Material Adverse Effect.

      5.10 Taxes. Except as set forth on Section 5.10 of the Disclosure Schedule or as set forth in this Section 5.10:

            a. All material Tax Returns required to be filed by the Company or Seller relating or with respect to the Company have been filed and all Taxes indicated thereon as due have been paid. As of the time of filing, all such Tax Returns in all material respects correctly reflected (and, with respect to any such Tax Returns not filed as of the date hereof, but filed by Seller with respect to the Company, in all material respects will correctly reflect) the material facts regarding the income, business, assets, operations, activities and status of the Company and other material information required to be shown thereon.

            b. To the knowledge of Seller, as of the date of this Agreement, no Claim (including a notice of inquiry or commencement of an audit) is currently pending by any authority in a jurisdiction where the Company or Seller does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

            c. No extension of time with respect to any date on which a Tax Return described in paragraph a. above was or is to be filed, is in force, and no waiver or agreement by the Company or Seller is in force for the extension of time for the assessment or payment of any Taxes of or with respect to the Company. Neither Seller or the Company has granted a power of attorney with respect to Taxes of or with respect to the Company to any person with respect to any Taxable Period which is currently in effect.

            d. The Company has complied in all material respects with the provisions of the Code relating to the withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1446, 3401 through 3406, and 6041 through 6049 of the Code, as well as similar provisions under any other laws, and has withheld and paid over to the proper governmental authorities all amounts required to be withheld from employees, independent contractors, creditors, stockholders, or other third parties, except where noncompliance would not result, individually or in the aggregate, in any material liability.

            e. All Taxes of or with respect to the Company which are due and payable prior to the date hereof, whether or not shown (or required to be shown) on a Tax Return, in all material respects have been paid or will be paid as of the Closing Date.

            f. As of the date of this Agreement, none of the Tax Returns of or with respect to the Company is being audited by the IRS or relevant state, local or foreign taxing authorities. As of the date of this Agreement, there are no administrative or court proceedings relating to Taxes of or with respect to the Company in progress or pending nor has the Company or Seller received a revenue agent's or similar report asserting a currently pending deficiency in any such Taxes.

            g. There are no security interests on any of the Assets of the Company that arose in connection with any failure (or alleged failure) to pay any Taxes and, except for liens for Taxes that are not yet due and payable, there are no liens (other than Permitted Liens) for any Tax upon any asset of the Company. The Company has not entered into a closing agreement pursuant to
Section 7121 of the Code.

            h. The Company has not been a member of an (i) affiliated group (within the meaning of Section 1504 of the Code), or (ii) affiliated, combined, consolidated, unitary, or similar group for state, local or foreign Tax purposes, other than the group of which the Seller is the common parent. The Company is not a party to any joint venture, partnership, or other arrangement that is treated as a partnership for Tax purposes.

            i. The Company is neither a party to nor bound by any obligations under any tax sharing, tax indemnity, or similar agreement or arrangement (a "Tax Sharing Agreement") for any Taxable Period other than the Tax Sharing Agreement between Seller and the Company, which agreement is to be terminated as of the Closing Date with respect to the Company and shall provide for no further liability of the Company to Seller for any Taxable Period. The Company does not have any liability for the Taxes of any person (other than the Company) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            j. The Company is not a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Code as in effect prior to the Tax Reform Act of 1986 or to any "long-term contract" within the meaning of
Section 460 of the Code.

            k. The Company is not a party to any contract, agreement, plan or arrangement that, individually or in the aggregate, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, that gives rise to the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

            l. No consent under Section 341(f) of the Code has been filed with respect to the Company.

            m. The Company has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997. The stock of the Company has not been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

            n. The Company has not agreed nor is required to include in income any adjustment under either Section 481(a) or Section 482 of the Code (or an analogous provision of state, local, or foreign law) by reason of a change in accounting method or otherwise.

            o. No holder of an interest (other than an interest solely as a creditor) in the Company is a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Income Tax Regulations) nor a nonresident alien for U.S. income tax purposes.

            p. The charges, accruals and reserves for Taxes with respect to the Company for any Pre-Closing Period (including any Pre-Closing Period for which no Tax Return has been filed), reflected on the Closing Date Balance Sheet (excluding any provision for deferred income taxes) will be adequate in all material respects to cover such Taxes.

            q. All federal income Tax Returns filed with respect to taxable periods of the Company through the taxable period ended June 30, 1999 have been examined or closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired.

            r. There are no requests for rulings or determinations in respect of any Tax pending between the Company and any Governmental or Regulatory Authority.

            s. During the applicable period specified in Section
897(c)(1)(A)(ii) of the Code, the Company has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code and no withholding is required under Section 1445 of the Code as a result of any transaction contemplated hereby.

            t. To the knowledge of Seller, the consolidated group of which the Seller is the common parent has not engaged in any tax shelter transaction involving the Company which is the same or substantially similar to a transaction which the Internal Revenue Service has determined to be a tax avoidance transaction or which the Internal Revenue Service has identified through a notice, regulation or other form of published guidance as a "listed transaction" for purposes of Section 6111 of the Code.

Notwithstanding anything to the contrary contained in this Agreement, Seller makes no representations or warranties whatsoever with respect to the existence or availability of any net operating loss, net capital loss, unused investment, foreign tax or other credits, or other tax attributes.

      5.11 Legal Proceedings. Except as disclosed in Section 5.11 of the Disclosure Schedule, as of the date of this Agreement:

            a. there are no Actions or Proceedings pending or, to the knowledge of Seller, threatened against MRT or any of its assets.

            b. Seller has not received written notice of any Orders or lawsuits currently outstanding against MRT; and

            c. Seller has not within the past two years received written notice of any defects, dangerous or substandard conditions in the products or materials manufactured, sold, distributed, or to be manufactured, sold or distributed by MRT in its operation of the Business that could cause bodily injury, sickness, disease, death, or damage to property, or result in loss of use of property, or any claim, suit, demand for arbitration or notice seeking damages for bodily injury, sickness, disease, death, or damage to property, or loss of use or property, in each case that has not been resolved or settled in the ordinary course of business.

      5.12 Compliance with Laws and Orders. Except as disclosed in Section 5.12 of the Disclosure Schedule, to Seller's knowledge, MRT is not in violation of, and Seller has not received, at any time since January 1, 2002 and prior to the date of this Agreement, any notice that MRT is, or has been at any time since such date, in violation of or in default under, any Law or Order, except such as would not reasonably be expected to have a Material Adverse Effect. In furtherance and not limitation of the foregoing, neither Seller nor MRT has violated any federal or state securities law in connection with the offer, sale or purchase of any securities.

      5.13 Benefit Plans; ERISA.

            a. Section 5.13 of the Disclosure Schedule sets forth each "employee benefit plan," whether written or unwritten, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (excluding equity-based plans and workers' compensation, unemployment compensation and similar government-mandated programs) currently maintained, contributed to or entered into by the Company, or with respect to which the Company may have any liability, contingent or otherwise, for the benefit of any current or former employee or director of the Company under which the Company has any present or future obligation or liability (collectively, the "Employee Plans"). Current, accurate and complete copies of all Employee Plans, including the Retirement Plan of Philipp Brothers Chemicals, Inc. and Subsidiaries and Affiliates (the "Seller Pension Plan") (and, if applicable, related trust agreements or other funding instruments), and all amendments thereto and related summary plan descriptions and for the three (3) most recent years (i) Forms 5500 and attached schedules and (ii) financial statements for such Employee Plans) have been made available to the Purchaser.

            b. Except as set forth in Section 5.13 of the Disclosure Schedule, the Company does not sponsor and has not sponsored, within the last five (5) years, any employee benefit plan which, individually or collectively, constitute(s) (i) an "employee pension benefit plan," as defined in Section 3(2) of ERISA, that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, or (ii) a "multiemployer plan," as defined in Section 3(37) of ERISA. Except as set forth in Section 5.13 of the Disclosure Schedule, each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the Internal Revenue Service and is so qualified.

            c. Except as set forth in Section 5.13 of the Disclosure Schedule, the Company has furnished or made available to the Purchaser copies or descriptions of each severance or other similar contract, arrangement or policy and each plan, agreement, policy or arrangement, in effect on the date of this Agreement, providing for insurance coverage (including any self-insured arrangements), vacation benefits, disability benefits, early retirement benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of compensation or post-retirement benefits in each case that (i) is currently in effect and is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company, or with respect to which the Company may have any liability, contingent or otherwise, and (iii) covers any employee or former employee of the Company. Such contracts, plans and arrangements as are described in this paragraph c. are herein referred to collectively as the "Benefit Arrangements."

            d. Except as set forth in Section 5.13 of the Disclosure Schedule and except for continued "COBRA" health coverage required pursuant to Code
Section 4980B, the Company is not a party to any Employee Plan or Benefit Arrangement that requires the Company to provide, at any cost to the Company, any health or life insurance coverage to any former employee of the Company.

            e. Except as set forth in Section 5.13 of the Disclosure Schedule, each Employee Plan and Benefit Arrangement is maintained in compliance in all material respects with its terms and complies in all material respects with applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder, (ii) any applicable provisions of the Code, including Section 4980B thereof, and (iii) ERISA.

            f. Except as set forth in Section 5.13 of the Disclosure Schedule, there is, as of the date of this Agreement, no pending or, to Seller's knowledge, threatened litigation or legal action relating to any Employee Plan or Benefit Arrangement other than claims with respect to benefits in the ordinary course of business. As of the date of the Agreement, no audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or other governmental agencies are pending or, to Seller's knowledge, threatened against the Company with respect to benefits to present or former employees of the Company under any Employee Plan or Benefit Arrangement. All contributions due from and all obligations of the Company under each Employee Plan or Benefit Arrangement have been paid or accrued on the books of the Company in accordance with GAAP, to the extent applicable.

            g. Except as set forth in Section 5.13 of the Disclosure Schedule, to the knowledge of the Seller, no "prohibited transaction" (as such term is defined in ERISA Section 406 or Code Section 4975) by the Company has occurred with respect to any Employee Plan and the Company has not engaged in a transaction described in Section 4069 or 4212(c) of ERISA.

            h. No employee pension benefit plan as defined in section 3(2) of ERISA that is subject to regulation under Title IV of ERISA and maintained by the Company or any ERISA Affiliate had an accumulated funding deficiency as defined in section 302 of ERISA and section 412 of the Code, whether or not waived, as of the last day of the most recent fiscal year of the plan ending on or prior to the Closing Date. Neither the Company nor any entity that was at any time during the six years before the Closing Date an ERISA Affiliate has ever maintained, had any obligation to contribute to, or incurred any liability with respect to, a plan that is both a multiemployer plan (as defined in section 3(37) of ERISA) and an employee pension benefit plan (as defined in section 3(2) of ERISA. )

            i. Except as set forth in Section 5.13 of the Disclosure Schedule, all contributions, premiums or other payments due from the Company to (or under) any Plan (other than the Seller Pension Plan or in the nature of Retained/Assumed Liabilities) have been fully paid or adequately provided for in all material respects on the books of the Company.

            j. Except as set forth in Section 5.13 of the Disclosure Schedule, the Company has not, since January 1, 2002, terminated, suspended, discontinued contributions to or withdrawn from any Employee Plan subject to Title IV of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

            k. Except as disclosed on Section 5.13 of the Disclosure Schedule, the consummation of the transactions contemplated in this Agreement, either alone or in conjunction with another event (such as termination of employment), will not (i) entitle any current or former employee of the Company, to severance pay, or any other payments under any Employee Plan or Benefit Arrangement, (ii) accelerate the time of payment or vesting of benefits under any Employee Plan or Benefit Arrangement, or (iii) increase the amount of compensation due any such person.

      5.14 Real Property.

            a. Section 5.14 of the Disclosure Schedule contains a true and correct list of all real property leased by MRT in connection with the Business (the "Leased Real Property" or the "Real Property"), together with a true and correct list of all such Leases, subleases or other similar agreements and any amendments, modifications or extensions thereto (the "Real Property Leases"). MRT does not own any real property.

            b. Each Real Property Lease is a legal, valid and binding agreement of MRT, and, except as set forth in Section 5.14.b of the Disclosure Schedule, to Seller's knowledge, as of the date of this Agreement, there is no notice of any material uncured default (or any condition or event which, after notice or lapse of time or both, would constitute a material default) thereunder. MRT has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in any Real Property Lease. To Seller's knowledge, no penalties set forth therein are accrued and unpaid under any Leased Real Property.

            c. Seller has delivered to Purchaser true and complete copies of all Real Property Leases.

            d. The Seller has no knowledge, as of the date of this Agreement, of any claim, action or proceeding, actual or threatened, against MRT or the Leased Real Property by any Person which would materially affect the future use or occupancy by MRT of the Leased Real Property or any material part thereof.

      5.15 Tangible Personal Property.

            a. Seller has furnished to Purchaser recent depreciation/capital expenditure schedules for the Company derived from its accounting records.

            b. Section 5.15.b of the Disclosure Schedule contains a list, true and correct in all material respects, of all of the equipment of every kind and nature whatsoever, rolling or fixed, leased by MRT as of the date of this Agreement, and utilized in the Business.

            c. Except as indicated in Section 5.15.c of the Disclosure Schedule, MRT is in possession of and has good and valid title to, or has valid leasehold interests in or valid rights under contract to use, all tangible personal property (other than ash inventory in transit or stored at Utility sites) used by MRT in the Business (the "Owned and Leased Assets"), including all such Owned and Leased Assets reflected on the Most Recent Balance Sheet and Owned and Leased Assets acquired since March 31, 2003, other than inventory and obsolete or replaced items disposed of since such date, and other property disposed of since such date in the ordinary course of business. All such Owned and Leased Assets, or in the case of leased assets, MRT's rights with respect thereto, are free and clear of all Liens, other than Permitted Liens and Liens disclosed in
Section 5.15.c of the Disclosure Schedule.

      5.16 Intellectual Property Rights.

            a. Each of the patents, patent applications, trademark registrations, service mark registrations, and copyright registrations listed on
Section 5.16 of the Disclosure Schedule (the "Intellectual Property Rights") is owned by or licensed to MRT, and MRT has the right to use all such Intellectual Property Rights in the Business.

            b. Except as set forth in Section 5.16 of the Disclosure Schedule, to Seller's knowledge, Seller has not received notice of any claim, that MRT's conduct of the Business has infringed any patent, copyright, trademark, trade name, know-how, trade secret or other intellectual property right of any other person which is reasonably expected to have a Material Adverse Effect. To Seller's knowledge, there are no potential claims of infringement of any patent, copyright, trademark, trade name, know-how, trade secret or other intellectual property right of any other person by MRT's conduct of the Business that has not been asserted but that, if asserted, would have a Material Adverse Effect.

      5.17 Material Contracts and Default.

            a. The Contracts identified in Section 5.17 of the Disclosure Schedule (individually, a "Material Contract") are all of the Contracts as of the date of this Agreement, except for (i) purchase and sales orders in the ordinary course of business involving a commitment of $50,000 or less, (ii) any contracts that have been fully performed by MRT or that involve a consideration of less than $10,000, (iii) Contracts which are the basis for the accounts and notes receivable and accounts payable in the ordinary course of business, and
(iv) any Contract for services or leases of computer or office equipment involving annual payments less than $10,000 or which are otherwise of a normal and customary nature, are entered into in the ordinary course of business and are terminable by MRT without penalty upon not more than thirty (30) days notice.

            b. Seller has made available to Purchaser a true and correct copy (or, if oral, a written summary) of each Material Contract. Seller represents, with respect to each Material Contract, that, except as indicated in Section
5.17 of the Disclosure Schedule or where the same would not reasonably be expected to have a Material Adverse Effect: (a) it is in full force and effect;
(b) to the knowledge of Seller, no other party thereto is in default or breach under it and, to Seller's knowledge, there are no facts or circumstances existing that would be such a breach or default thereunder with notice or passage of time; (c) MRT has performed or is now performing the obligations of MRT in respect of every Material Contract, except for any failure to perform or default which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (d) as of the date of this Agreement, to Seller's knowledge, no party is making or threatening any claim for damages or losses or other payments due under any Material Contract by reason of a breach or default thereunder.

      5.18 Licenses. Section 5.18 of the Disclosure Schedule contains, as of the date of this Agreement, a true and complete list of all licenses, permits, certificates of authority and the like of MRT from Governmental or Regulatory Authorities used in and material to the Business (each a "License"). Prior to the execution of this Agreement, the Seller has delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in Section 5.18 of the Disclosure Schedule:

            a. MRT owns or validly holds all Licenses that are material to the Business; and

            b. to Seller's knowledge, each License listed in Section 5.18 of the Disclosure Schedule is in full force and effect.

      5.19 Insurance. Section 5.19 of the Disclosure Schedule contains a true and complete list, as of the date of this Agreement (including the names of the insurers, policy number, the expiration dates thereof, the period of time covered thereby), of all liability, property and workers' compensation insurance policies currently in effect that insure the business, operations or employees of MRT and that (i) have been issued to MRT, or (ii) have been issued to Seller or its Affiliates for the benefit of MRT. All premiums due under each policy listed in Section 5.19 of the Disclosure Schedule have been paid and neither the Seller or the Person to whom such policy has been issued has received as of the date of this Agreement any notice of cancellation or termination in respect of any such currently outstanding policy or is in default thereunder, that would reasonably be expected to lead to the cancellation (without replacement) of such currently outstanding policies. Section 5.19 of the Disclosure Schedule contains a list of all claims in excess of $25,000.00 made under any insurance policies (other than employee plan insurance) with respect to the Business from January 1, 1998 until the date of this Agreement. As of the date of this Agreement, neither Seller nor MRT has not received notice that any insurer under any policy referred to in this Section 5.19 is, with respect to claims relating to MRT, denying liability with respect to a material claim thereunder or defending such material under a reservation of rights clause.

      5.20 Affiliate Transactions. Except as indicated in Section 5.20 of the Disclosure Schedule, and other than under Material Contracts identified pursuant to Section 5.17 or bona fide employment related liabilities or arrangements in the ordinary course of business: there are no material Liabilities (other than intercompany debt) between MRT and any current or former officer, director, stockholder, Affiliate of MRT or any Affiliate of any such officer, director, stockholder or Affiliate related, in any manner, to the Business, and MRT does not provide or cause to be provided any material assets, services or facilities to any such current or former officer, director, stockholder or Affiliate.

      5.21 Employees; Labor Relations. Except as disclosed in Section 5.21 of the Disclosure Schedule: MRT is not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; to Seller's knowledge, there are no activities or proceedings of any labor union to organize any employees of MRT, and there are no strikes, material slowdowns, work stoppages or lockouts, or, to Seller's knowledge, material threats thereof, by or with respect to any group of employees of MRT; to Seller's knowledge, MRT is in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law). Section 5.21 of the Disclosure Schedule sets forth MRT's workers' compensation claims history from January 1, 1999 until the date of this Agreement.

      5.22 Environmental Matters. Except as indicated on Section 5.22 of the Disclosure Schedule and except for matters, events, or Losses arising out of or attributable to the use, storage, disposal, generation or manufacture by others of any materials or products utilizing or involving any materials or products, conforming to MRT's specifications, that are supplied or delivered by or on behalf of MRT to any customer of MRT:

            a. Except where the failure to be in compliance or where such violation would not reasonably be expected to have a Material Adverse Effect, MRT is and has at all times been in compliance with, and has not been and is not in violation of any Environmental Law related in any manner to the Business or its operations.

            b. Except as would not reasonably be expected to have a Material Adverse Effect, no Hazardous Materials or fly ash have been (i) released by MRT into the environment as a result of any violation of any Environmental Laws by MRT, or (ii), to the knowledge of Seller, released into the environment as a result of a third party's actions, in, on, or under any property, including the land and the improvements, ground water, and surface water thereof, that MRT has at the time owned, leased or occupied ("Covered Property"; provided, that, for the avoidance of doubt, the only Utility property included within the meaning of the term Covered Property shall be that portion of any Utility property in fact occupied or used by MRT in the Business).

            c. Except as would not reasonably be expected to have a Material Adverse Effect, (i) MRT has not transported, sold, distributed, stored, treated, processed, used, manufactured, generated, disposed of, released, or exposed its employees, others, or the environment to, Hazardous Materials or fly ash or any product containing a Hazardous Material except in compliance with applicable Environmental Laws, (ii) MRT is not the owner or operator of any in-ground or underground storage tank, (iii) to Seller's knowledge the facilities operated by MRT do not contain asbestos, (iv) MRT has not assumed or otherwise become responsible for the Environmental Liabilities of others under a contract or agreement, except those identified in Section 5.22 of the Disclosure Schedule, and (v) MRT is not party to any governmental compliance or consent agreements under Environmental Laws.

            d. Except where the failure to hold the same or to comply with the same as would not reasonably be expected to have a Material Adverse Effect, MRT or the applicable Utility currently holds all Environmental Permits required by law for MRT's use, operation and occupancy of the Leased Real Property or the portion of any Utility property in fact occupied or used by MRT in the Business, as such activities and business are currently being conducted (and, in the case of a Utility's Environmental Permit, MRT is authorized, under the applicable Environmental Laws, to conduct its operations at the Utility's property under the Utility's Environmental Permit).

            e. Except as would not reasonably be expected to have a Material Adverse Effect, MRT has not received written notice from any Person or, to the knowledge of MRT, oral notice from any Governmental or Regulatory Authority, of any currently pending or threatened claim, demand, action, judicial or administrative proceeding, notice of noncompliance, notice of violation, consent order, or consent agreement against MRT under any Environmental Law (collectively, "Environmental Claims").

            f. MRT has delivered or made available to Purchaser true and complete copies of all material reports, studies, analyses, tests, and monitoring possessed by or subject to the control of MRT or Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Leased Real Property or any Utility property in fact occupied or used by MRT in the Business, or concerning compliance by MRT with Environmental Laws in connection with the Business.

            g. Except for inchoate statutory Liens, there are no Liens arising under or pursuant to any Environmental Law filed against MRT.

            h. To the knowledge of Seller, except for expenditures that would not reasonably be expected to have a Material Adverse Effect, there are no requirements under Environmental Laws, as existing as of the date of this Agreement, that require MRT to make capital or other expenditures after the Closing, other than for replacement of existing pollution control devices and other similar equipment in the ordinary course of business, to remain in compliance with such Environmental Laws.

            i. MRT has not dumped or disposed of any material amounts of fly ash at any offsite location (that is, other than at any of the Subject Facilities or Leased Real Property), other than ash used in its research, development and/or quality assurance efforts, or as part of routine daily clean-up efforts or routine truck loading or rail car overfill clean-up activities, or as result of occasional rail car or truck accidents (where clean-up is handled by the carrier and/or a contractor designated by MRT), it being understood that, for purposes of this Agreement, supplying of fly ash for cement raw feed, soil stabilization, waste stabilization, road base, flowable fill, deicing, mine reclamation, structural fill or any commercial or productive use or application (collectively "Normal Commercial Applications" and individually each a "Normal Commercial Application") shall not be considered dumping or disposal.

      5.23 Substantial Customers and Suppliers. Section 5.23.A of the Disclosure Schedule lists the ten (10) largest customers of the Business on the basis of revenues for goods sold or services provided for the twelve month period ending March 31, 2003. Section 5.23.B of the Disclosure Schedule lists the ten (10) largest suppliers of the Business on the basis of cost of goods or services purchased during the twelve month period ending March 31, 2003. Except as disclosed in Section 5.23.C. of the Disclosure Schedule, to the knowledge of Seller (but without having made any docket search), as of the date of this Agreement no such customer or supplier has made or is the subject of any voluntary or involuntary filing or petition for bankruptcy or insolvency.

      5.24 Other Negotiations; Brokers. Except as disclosed in Section 5.24 of the Disclosure Schedule, neither Seller nor any of its Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Seller or any such Affiliate) has entered into any agreement with any broker, investment bank or finder regarding any transaction involving MRT which could result in MRT or the Purchaser, or any officer, director, employee, agent or Affiliate of Purchaser, being subject to any claim for liability to said broker, investment banker or finder as a result of entering into this Agreement or consummating the transactions contemplated hereby or thereby. Except as disclosed in Section 5.24 of the Disclosure Schedule, no agent, broker, finder, investment banker, financial advisor will be entitled to any fee, commission or other similar compensation from MRT in connection with the transactions contemplated by this Agreement on the basis of any act or statement made by Seller or any of its respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Seller, or any such Affiliate.

      5.25 Investigation of Representations, Warranties, Covenants and Agreements. Except as otherwise provided in Section 10.2.c hereof, even though the Purchaser may investigate the Company and the Business and attempt to confirm the accuracy of the representations and warranties of the Seller, the Purchaser, nonetheless, shall have the right to rely upon the representations, warranties, covenants and agreements of the Seller contained in this Agreement.

      5.26 Board Approval. The Board of Directors of the Seller has approved this Agreement.

      5.27 Stockholder Approval. The stockholders of MRT have approved this Agreement, and no other vote, approval or consent of any holder of capital stock of MRT is required or necessary to consummate the transactions contemplated by this Agreement.

      5.28 Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Company Act of 1935, as amended. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      5.29 Bank and Brokerage Accounts. Section 5.29 of the Disclosure Schedule, as the same may be updated from time to time prior to Closing, sets forth (a) a list of the names and locations of all banks, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; and (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of all persons having signatory power and respect thereto.

                                   ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser represents and warrants to Seller as follows:

      6.1 Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. Purchaser is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Purchaser to perform its obligations hereunder.

      6.2 Authority Relative to this Agreement. Purchaser has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly approved by its board of directors and no other corporate proceedings on the part of Purchaser or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser.

      6.3 No Conflicts. The execution and delivery by Purchaser of this Agreement does not, and the performance by Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby, do not and will not:

            a. conflict or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Purchaser; or

            b. conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or its Assets and Properties.

      6.4 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this

Agreement to which it is a party or the consummation of the transactions contemplated herein.

      6.5 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its assets which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, or (ii) could reasonably be expected, individually or in the aggregate with other such Actions or Proceedings, to have a material adverse effect on the business or condition of Purchaser.

      6.6 Brokers. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement made by Purchaser.

      6.7 Investigation of Representations, Warranties, Covenants and Agreements. Except as otherwise provided in Section 10.2.c hereof, even though the Seller may investigate the affairs of the Purchaser and attempt to confirm the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the Seller shall, nonetheless, have the right to rely upon the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement.

                                   ARTICLE 7
                      POST-CLOSING COVENANTS AND AGREEMENTS

      7.1 Further Action.

            a. Following the Closing, each of the parties hereto shall use its commercially reasonable efforts to take such further actions (including the execution and delivery of such further instruments and documents) as shall reasonably be required, after the Closing Date, but at the sole cost and expense of the party requesting the same, to fulfill the purposes of this Agreement, and in connection therewith, Seller shall provide to Purchaser as Purchaser reasonably requests all documents, data and records in its possession reasonably necessary to enable MRT and Purchaser to complete the transition and integration of MRT and the Hired Employees into Purchaser's systems.

            b. Without intending to limit the obligations of Purchaser under Sections 3.1.b and 3.1.c with respect to the consents referred to therein, from and after the date hereof, each party hereto shall use commercially reasonable efforts, but at the sole cost and expense of Purchaser (except as expressly noted below), to obtain the consents and any other approvals required to be obtained from any Governmental or Regulatory Authority or other third party necessary in respect of the transactions contemplated by this Agreement. Seller will bear 50% of amounts paid to such third parties in obtaining such required and necessary consents and approvals up to an aggregate maximum of $100,000.

            c. Following the Closing, to the extent that a party receives any funds to which another party is entitled pursuant to this Agreement, the party receiving such funds shall promptly deliver such funds to the appropriate party, but in any event within five (5) Business Days after actual receipt of such funds.

      7.2 Employee Matters.

            a. Seller has provided Purchaser with a list of all MRT Employees employed, as of the date of this Agreement. Such MRT Employees and any employees hired after the date hereof in the ordinary course of business or otherwise with Purchaser's consent prior to the Closing are herein called the "Hired Employees".

            b. Following the Closing Date, Purchaser shall provide benefits for Hired Employees that are no less favorable than those provided by Purchaser to similarly situated newly hired employees of Purchaser. In specific, with respect to the Cemex, Inc. Pension Plan and the Cemex, Inc. Savings Plan (the "Plans"), no prior service credit shall be provided to any Hired Employee for any period of service prior to the Closing Date; therefore, any Hired Employee who is otherwise eligible to participate in the Plans will receive credit for eligibility, vesting and benefit accrual purposes for periods of service beginning on or after the Closing Date and shall not receive credit for eligibility, vesting or benefit accrual for any period of service prior to the Closing Date; provided, however, a Hired Employee shall be eligible to participate in the Cemex, Inc. Savings Plan on the Savings Plan entry date immediately following the Closing Date and each such Hired Employee shall enter as a new employee.

            c. Purchaser agrees that for purposes of any vacation policy maintained by Purchaser or MRT in which the Hired Employees are eligible to participate, credit will be given to the Hired Employees as of the Closing for service previously credited with or by MRT or any of its Affiliates prior to the Closing for MRT's vacation policy. Seller shall be obligated to provide any continuation health care benefits required by Law as a result of the termination by MRT of any employee prior to the Closing.

            d. It is expressly understood and agreed that, except as set forth in this Agreement, neither Purchaser nor any Affiliate thereof is, by virtue of this Agreement or otherwise, assuming any Seller Retirement Plan, or any other Employee Plan or Benefit Arrangement of Seller or any Affiliate or ERISA Affiliate thereof (other than of MRT itself) or any liability or obligation of any kind under any such Employee Plan or Benefit Arrangement.

            e. Seller shall be responsible for any claims made by any Person asserting that such Person: (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of any stock of, or any other voting, equity, or ownership interest in the Company; or (ii) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of any phantom stock interest, or any other phantom equity or ownership interest in the Company; or (iii) is entitled to any payment, bonus or other compensation directly as a result of the sale of MRT (other than for severance or termination compensation if his employment terminates at or after the Closing other than by discharge at the direction of Seller ("Seller Employee Liabilities").

            f. Purchaser and Seller will implement the provisions relating to Company employee matters set forth in Schedule 7.2.F hereto.

            g. This Section 7.2 shall operate solely for the benefit of the parties to this Agreement and permitted assignees thereof and not for the benefit of any employee or any other Person.

            h. Seller shall take such actions as are necessary to cause MRT to terminate its participation in all of Seller's Employment Plans and Employee Benefit Arrangements effective as of the Closing.

      7.3 Publicity. Following the Closing, Seller and Purchaser shall issue a mutually approved press release with respect to this Agreement. Except for such press release neither Seller nor Purchaser, nor any of their respective Affiliates, shall issue or make any press release or other public announcement or public disclosure pertaining to this Agreement or the transactions contemplated hereby without the prior approval of all parties hereto as to both form and content (which approval shall not be unreasonably withheld or delayed), except as may be required by Law, by its securities indentures, or by any applicable national securities exchange.

      7.4 Restrictive Covenants.

            a. For a period of five (5) years from the Closing Date, neither Seller, alone or in conjunction with any other Person, or directly or indirectly through their present or future Affiliates, will directly or indirectly own, manage, operate, join, be employed by, have a financial interest in, control or participate in the ownership, management, operation or control of, or use or permit his name to be used in connection with, or be otherwise connected in any manner with any business or enterprise engaged in the Business anywhere in the United States of America, provided that the foregoing restriction shall not be construed to prohibit Seller and/or any of its Affiliates from (i) exploiting rights under the MTU License Agreement or developing or marketing any product(s), process(es) contemplated or covered thereby, if Seller should acquire the right to do so, as contemplated by the MTU Agreement, (ii) the ownership, in the aggregate, of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the businesses or enterprises described above, having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market, or
(iii) the acquisition or ownership of any securities that are acquired as consideration for any assets or securities disposed of by Seller or any of its Affiliates (provided that this clause (iii) shall not apply to acquisition or ownership by Seller or its affiliates of the securities of a company whose principal business is the Business). In the event, prior to the fifth anniversary of the Closing Date, Seller or a subsidiary of Seller shall acquire the assets or securities of a company in a transaction permitted under clause
(iii) of the immediately preceding sentence and such assets include, or in the case of a stock purchase such company's assets include, a business which is in the Business (a "Non-Core Fly Ash Business"), then Seller shall offer Purchaser a reasonable opportunity to purchase such Non-Core Fly Ash Business on equitable terms and conditions (at Seller's option either concurrently with or following such permitted acquisition); provided that Seller shall be relieved of such obligation if Purchaser and Seller are unable after good faith efforts to reach agreement as to such terms and conditions.

            b. For a period of five (5) years from the Closing Date, the Seller shall not directly or indirectly, or through an Affiliate, (i) influence any Hired Employee or consultant of MRT at any time, to terminate his or her employment or consulting relationship with MRT, (ii) interfere in any other way with the employment, or other relationship, of any Hired Employee or consultant of MRT or (iii) cause or attempt to cause (or participate in any way in any discussion or negotiation concerning) any client, customer or supplier, or any potential client, customer or supplier, of the Business not to engage in business with the Purchaser or any part of the Business.

            c. Notwithstanding anything to the contrary contained in this Agreement, the restrictions contained in paragraph a. or b. of this Section 7.4 shall not apply to any Person, who or which shall acquire any securities, business or assets of Seller or any of its direct or indirect subsidiaries, provided that such Person is not an Affiliate of Seller on the Closing Date or a member of the family of Jack Bendheim or an entity controlled directly or indirectly by one or more members of the family of Jack Bendheim.

            d. Each party hereto agrees that the other's remedies at law for any breach or threat of breach by it of any of the provisions of this Section 7.4 or in Section 12.4 hereof will be inadequate, and that, in addition to any other remedy to which any party hereto may be entitled at law or in equity, such party shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining orders or orders to prevent breaches of the provisions of this Section 7.4 or in Section 12.4 hereof and to enforce specifically the terms and provisions of this Section 7.4 or in Section 12.4 hereof, in each case without the need to post any security or bond. Nothing in this paragraph shall be construed as prohibiting any party from pursuing, in addition, any other remedies available to it pursuant to this Agreement.

            e. A waiver by any party of any breach of any provision of this
Section 7.4 or in Section 12.4 hereof shall not operate or be construed as a waiver of a breach of other provisions of this Agreement or of any subsequent breach thereof.

            f. The parties hereto consider the restrictions contained in this
Section 7.4 or in Section 12.4 hereof to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company but if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Section 7.4 or in Section 12.4 hereof an unenforceable restriction on any party's activities, the provisions of this Section 7.4 or in Section 12.4 hereof shall, as the case may be, not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this Section
7.4 or in Section 12.4 hereof or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy.

                                   ARTICLE 8
                 SELLER'S AND PURCHASER'S PRE-CLOSING COVENANTS

Seller and Purchaser agree that prior to Closing:

      8.1 Business Operations. From the date of this Agreement until the
Closing:

            a. Seller shall cause the Company to use commercially reasonable efforts to conduct its business only in the ordinary course of business and to use commercially reasonable efforts to maintain and preserve its business organization, to retain the services of its key executives and to retain key customers and suppliers:

            b. Seller shall use its reasonable commercial efforts to maintain in full force and effect the insurance policies required to be listed in Schedule
5.19 or renewal or replacement policies with substantially the same coverage subject to variations in amounts in the ordinary course of its business, from reputable insurance carriers.

            c. Seller and Purchaser shall use commercially reasonable efforts to cooperate to obtain all consents required for the consummation of the transactions contemplated hereby under or with respect to, any Material Contract which is required to be scheduled pursuant to Section 5.17; provided, however, neither Seller, Purchaser nor the Company shall be required to incur any monetary cost in obtaining any such consents. Notwithstanding the foregoing, this paragraph is not intended to limit the obligations of Purchaser under Sections 3.1.b and 3.1.c with respect to the consents referred to therein.

            d. MRT will notify Michigan Technological University of the execution of this Agreement prior to the Closing.

      8.2 Access. From the date of this Agreement until the Closing Date, Seller shall cause the Company to permit Purchaser and its authorized representatives reasonable access to, and make available for inspection, upon reasonable prior written notice and during reasonable business hours (or as otherwise agreed between the parties), the facilities of the Company, and give Purchaser access to records and documents of the Company as Purchaser and its representatives may reasonably request, all for the sole purpose of permitting Purchaser to become familiar with the business and assets and liabilities of the Company. Purchaser shall also be entitled to, and shall promptly, cause Phase I environmental assessments to be conducted by a recognized independent environmental consultant with respect to those parcels of Leased Real Property and Subject Facilities identified in Section 8.2 of the Disclosure Schedule (the "Phase I Assessments") (subject to any consent required to be obtained from any owner or operator thereof). To the extent the consent of the owner or operator of a Leased Real Property or Subject Facility is required before Purchaser is authorized to conduct the Phase I Assessment of such Leased Property or Subject Facility, MRT and Seller shall use good faith efforts to obtain such consent promptly. Purchaser agrees that it shall conduct the activities referred to in this paragraph at its own cost and in a manner that does not unreasonably interfere with any of the Company's business activities or personnel.

      8.3 Changes. Except as set forth in Section 8.3 of the Disclosure Schedule or elsewhere in this Agreement, without the prior consent of Purchaser, such consent not to be unreasonably withheld or delayed, from the date hereof until the Closing, Seller shall cause the Company not to:

            a. amend the Company's Certificate of Incorporation or bylaws;

            b. make any change in the Company's authorized capital stock, or issue any shares of stock or other equity securities of any class or issue or become a party to any subscriptions, warrants, rights, options, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other equity securities of the Company, or grant any stock appreciation or similar rights;

            c. hire any new employee who shall have an annual salary in excess of $50,000;

            d. incur or commit to incur any capital expenditures not required by any applicable Material Contract in excess of $100,000 in the aggregate other than repairs and maintenance in the ordinary course of business;

            e. incur, assume or guarantee any indebtedness for borrowed money and other than Company Debt, or grant any Liens (other than Permitted Liens);

            f. enter into any Contract which if entered into prior to the date hereof would have been required to be disclosed pursuant to Section 5.17;

            g. increase the salary or commission rate or bonus payable to any employee and except as required pursuant to Contracts disclosed pursuant to
Section 5.17;

            h. sell, transfer or otherwise dispose of any material asset or property, except for sales of inventory or as required by ash management contracts and except for application of cash in payment of the Company's liabilities;

            i. amend, terminate or give notice of termination with respect to any existing Material Contract, other than with respect to purchase and supply orders and similar obligations in the ordinary course of business, or waive any of its material rights other than in the ordinary course of business;

            j. except for the continuation of Seller's cash management practices regarding the Company and the repayment by the Company of cash advances made by Seller or any of its subsidiaries to the Company, pay, declare, accrue or set aside any dividends or any other distributions, or purchase, exchange or redeem any of its securities of any class;

            k. make any new election with respect to Taxes; or

            l. take any action that would increase MRT's liabilities (other than Retained/Assumed Liabilities) under any Employee Plan or Benefit Arrangement, except in the ordinary course of business consistent with past practice.

      8.4 Woodlands and Vehicle Lease. In connection with the Closing, and in order to facilitate the obtaining of consents and assignments with respect to the following:

            i. Purchaser shall provide to the landlord under that certain Lease Agreement, effective July 5, 2001 between Woodlands VTO 2000 Land, L.P. and MRT (the "Woodlands Lease"), if required by such landlord, the guaranty of Purchaser, or of an affiliate of Purchaser, reasonably acceptable to such landlord, in such form as such landlord shall reasonably request, in exchange for the consent of such landlord to the change of control of MRT contemplated by this Agreement.

            ii. Purchaser shall, if required by the lessor thereunder, enter into, or cause an affiliate of Purchaser reasonably acceptable to such lessor to enter into, a lease agreement for the vehicles identified in
      Section 8.4 of the Disclosure Schedule (the "MRT Vehicles"), and currently covered by the Vehicle Lease Agreement, dated as of February 8, 1999, between Seller and Emkay Inc. Trust (the "Seller Vehicle Lease"), and shall provide such insurance and other information as such lessor shall reasonably require, in order to facilitate the assignment and assumption of the lease obligations for the MRT Vehicles from Seller to Purchaser, all effective as of the Closing.

From and after the Closing, Purchaser shall indemnify and hold harmless Seller from all Losses arising out of the Woodlands Lease and/or, but only to the extent relating to the MRT Vehicles, the Seller Vehicle Lease, and this indemnity shall apply only to events occurring and/or periods beginning on or after the Closing.

                                   ARTICLE 9
                              CONDITIONS TO CLOSING

      9.1 Conditions to Purchaser's Obligations. Except as may be waived in writing by Purchaser, the obligations of Purchaser under this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions:

            a. Representations and Warranties. Each of the representations and warranties of Seller contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing as if originally made on the Closing Date (other than any such representations or warranties given as of a specific date, which shall be true and correct as of such date), except as affected by the transactions contemplated or permitted under this Agreement.

            b. Covenants. Seller shall have in all material respects performed and complied with the covenants required by this Agreement to be performed by it at or prior to the Closing.

            c. Certificate. Seller shall have executed and delivered to Purchaser its certificate, dated the Closing Date, that the conditions set forth in paragraphs a. and b. immediately above have been satisfied.

            d. No Injunction. No court or Governmental or Regulatory Authority of competent jurisdiction shall have entered an order which enjoins the carrying out of the transaction contemplated by this Agreement nor shall any bona fide third party not an Affiliate of Purchaser have pending in a court of applicable jurisdiction, on the basis of a bona fide, non-frivolous claim, a petition for an order enjoining the carrying out of the transactions contemplated by this Agreement.

      9.2 Conditions to Seller's Obligations. Except as may be waived in writing by Seller, the obligations of the Seller under this Agreement are subject to fulfillment at or prior to the Closing of each of the following conditions:

            a. Representations and Warranties. Each of the representations and warranties of Purchaser contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing as if originally made as of the Closing Date, except as affected by the transactions contemplated or permitted hereby.

            b. Covenants. Purchaser shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Closing (including, without limitation and not subject to any materiality exception, all obligations which Purchaser would be required to perform at the Closing if the transactions contemplated hereby were consummated).

            c. Certificate. Purchaser shall have executed and delivered to Seller its certificate, dated the Closing Date, that the conditions set forth in paragraphs a. and b. immediately above have been satisfied.

            d. No Injunction. No court or governmental or regulatory authority of competent jurisdiction shall have entered an order which enjoins the carrying out of the transactions contemplated by this Agreement.

                                   ARTICLE 10
             INDEMNIFICATION, SURVIVAL AND LIMITATIONS, TAX MATTERS

      10.1 Indemnification.

            a. Subject to the terms and conditions of this Article 10, Seller will indemnify Purchaser, its stockholders and the officers, directors, employees, agents and Affiliates of each of them, including MRT (collectively with Purchaser "Purchaser Indemnitees") in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of, or relating to

                  (A) any misrepresentation or breach of warranty or non-fulfillment of or failure to perform any covenant or agreement on the part of the Seller contained in this Agreement (including, without limitation, any certificate delivered pursuant hereto, any of the agreements of Seller executed and delivered pursuant to this Agreement), or

                  (B) the Retained/Assumed Liabilities or the Seller Employee Liabilities, or

                  (C) (i) all liabilities of MRT, whether asserted prior to or after the Closing, arising out of the disposal or dumping by MRT of any Hazardous Materials at any off-site location (that is, other than one of the Subject Facilities or the Leased Real Property) to the extent that the transportation of any such Hazardous Material by or on behalf of MRT to the off-site location, or such disposal or dumping, occurred before the Closing Date (regardless of whether disclosed prior to Closing);

                        (ii) all liabilities of MRT, whether asserted prior to or after the Closing, arising out of the disposal or dumping by MRT of fly ash at any offsite location (that is, other than one of the Subject Facilities or the Leased Real Property) to the extent that the transportation of such fly ash by or on behalf of MRT to the off-site location, or such disposal or dumping, occurred before the Closing Date (regardless of whether disclosed prior to Closing), but specifically excluding all liabilities that arise out of a sale or transfer of fly ash for use as a cement substitute in the blending or manufacture of a cement or concrete product or for use in a Normal Commercial Application; or

                        (iii) any Environmental Liabilities incurred by MRT (other than an Environmental Liability covered by clause (i) or clause (ii) immediately above) by reason of (x) any violation by MRT of Environmental Laws occurring on or prior to the Closing Date, (y) any condition, event, circumstance, activity, practice, incident, action or omission existing or occurring prior to the Closing Date and related in any way to the Business (collectively, "Environmental Conditions"), or (z) the use, storage, treatment, transportation, discharge or disposal by MRT of Hazardous Materials or fly ash prior to the Closing Date;

provided, however, that, in each instance under clause (A) and clause (C) of this Section 10.1.a, Seller shall not have any obligation to indemnify any Purchaser Indemnitee(s) for or in respect of Environmental Liabilities which would not have been incurred or sustained by MRT under Environmental Laws as existing on the Closing Date; and provided, further, that Seller's obligation to indemnify Purchaser Indemnitees for Environmental Liabilities under clause (A) and clause (C) of this Section 10.1.a shall apply to or cover an Environmental Liability only to the extent such Environmental Liability is based on or results from an Environmental Condition that occurs on or before the Closing Date.

            b. Subject to the terms and conditions of this Article 10, Seller will indemnify Purchaser and MRT in respect of, and hold each of them harmless from and against, (i) 50% of the amount by which (x) any net out-of-pocket Losses (that is, net of any benefit derived or to be derived by Purchaser, MRT or any of their respective

Affiliates in connection with any settlement of any of the Covered Matters (as such term is defined below)) suffered, incurred or sustained by any of them, or to which any of them becomes subject, by reason of the First Covered Matter (as such term is defined in that certain letter agreement of even date herewith from Seller to Purchaser) exceeds (y) $170,000, and (ii) 50% of any net out-of-pocket Losses (that is, net of any benefit derived or to be derived by Purchaser, MRT or any of their respective Affiliates in connection with any settlement of any of the Covered Matters) suffered, incurred or sustained by any of them, or to which any of them becomes subject, by reason of the Second Covered Matter (as such term is defined in said letter agreement); provided that: (A) in no event shall the liabilities of Seller in respect of the First Covered Matter exceed $90,000 in the aggregate, and in no event shall the liabilities of Seller in respect of the Second Covered Matter exceed $150,000 in the aggregate; (B) in no event shall any of Purchaser or MRT or any Affiliate of any of them, or any agent, employee or representative of any of the foregoing, directly or indirectly provide any advice, encouragement or cooperation to any person or entity in connection with any of the Covered Matters (as such term is defined in said letter agreement) without the express prior written consent and approval of Seller; and (C) Purchaser shall cause MRT and those employees of MRT who remain with MRT after the Closing and who have knowledge of any of the Covered Matters to cooperate with and assist Seller in connection therewith.

            c. Subject to the terms and conditions of this Article 10, Purchaser will indemnify Seller, its stockholders and the officers, directors, employees, agents and Affiliates of each of them (collectively with the Seller, "Seller Indemnitees") in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of, or relating to (A) any misrepresentation or breach of warranty or non-fulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement (including, without limitation, any certificate delivered pursuant hereto, any of the agreements of Purchaser executed and delivered pursuant to this Agreement), or (B) any Environmental Liabilities incurred by reason of (i) violations by MRT of Environmental Laws occurring subsequent to the Closing Date, (ii) any condition, event, circumstance, activity, practice, incident, action or omission existing or occurring subsequent to the Closing Date and related in any way to the Business, or (iii) the use, storage, treatment, transportation, discharge, or disposal by MRT of Hazardous Materials or fly ash subsequent to the Closing Date; provided, however, that Purchaser's obligation to indemnify Seller Indemnitees for Environmental Liabilities shall not apply to or cover any Environmental Liability to the extent such Environmental Liability is based on or results from an event, activity, incident, action or omission that occurred on or prior to the Closing Date.

      10.2 Survival and Limitations. Notwithstanding anything to the contrary contained in this Agreement (including without limitation the exhibits, appendices and schedules hereto, and the Disclosure Schedule):

            a. Each representation, warranty, indemnity, covenant and agreement of each of the parties hereto shall survive the Closing; provided, however, that no party shall be entitled to assert any claim against the other for misrepresentation, breach of warranty, indemnity, covenant or agreement under, pursuant to or in respect of this Agreement, unless the party asserting such claim shall notify the other, as set forth in Section 10.3 below, of such claim, in reasonable detail, during the Survival Period applicable thereto, in which case the Indemnified Party's right to indemnification will survive, but only with respect to the matters so described in such notice. The Survival Period with respect to the following representations, covenants and agreements shall extend until the expiration of the applicable statute of limitations with respect thereto: Sections 2.1, 3.1 (including without limitation Schedule 3.1.a hereto), 5.1, 5.2, 5.3, 5.10, 5.13, 5.26, 5.27, 5.28, 6.1, 6.2, 8.4, clause (B)
of Section 10.1.a, and covenants and agreements arising under the MTU Agreement. The Survival Period with respect to the representations and warranties set forth in Section 5.22 and the covenants and obligations set forth in clause (C)(iii) of Section 10.1.a and clause (B) of Section 10.1.c shall be thirty-six (36) months from the Closing Date. The Survival Period with respect to the covenants and obligations set forth in clauses (C)(i) and (C)(ii) of Section 10.1.a shall be sixty (60) months from the Closing Date. The Survival Period with respect to the covenants set forth in Section 7.4 and 12.4 hereof shall be as indicated therein. In all other instances for all other provisions for this Agreement, the Survival Period shall be thirty (30) months from the Closing Date.

            b. Except for the Retained/Assumed Liabilities and except for the indemnity obligations under Section 10.1.b, or under clauses (i) or (ii) of
Section 10.1.a(C) (the "Indemnified Liabilities"), Seller shall have no liability under this Article or otherwise under this Agreement or in connection with any of the transactions contemplated by this Agreement, unless and until the aggregate amount of Seller's liabilities under this Article, other than any in respect of any of the Indemnified Liabilities, exceeds $100,000 (the "Deductible"). In addition to the Retained/Assumed Liabilities, the maximum aggregate liability that Seller shall have under or in connection with this Agreement shall in no event exceed the aggregate sum of US$4,350,000 (the "Cap"), except as provided in the immediately succeeding sentence in the case of Fraud Losses (as defined therein) and/or in the case of Losses for which Seller is obligated to provide indemnity under Section 10.1.b ("Covered Matter Losses") and/or under clauses (i) or (ii) of Section 10.1.a.(C) ("Special Environmental Losses"). In the event Purchaser suffers Losses in respect of this Agreement which result from fraud by Seller (said Losses constituting "Fraud Losses"), and/or in the event any Purchaser Indemnitee(s) suffer(s) any Covered Matter Losses and/or Special Environmental Losses, Purchaser shall be entitled to recover such Fraud Losses, such Covered Matter Losses and/or such Special Environmental Losses from Seller; provided that (A) the maximum aggregate liability for all Fraud Losses, all Covered Matter Losses and all Special Environmental Losses shall, subject to clauses (B) and (C) immediately below, be the amount by which US$15,800,000 (less all amounts (if any)

* OMITTED PURSUANT TO THE COMPANY'S REQUEST FOR CONFIDENTIAL TREATMENT

repaid by Seller, or disbursed by the Escrow Agent to Purchaser, in respect of the [ * ] Decrease and/or the [ * ] Decrease) exceeds the lesser of (i) the Cap, and (ii) the aggregate of all other Losses suffered or incurred by any or all of the Purchaser Indemnitees (including Fraud Losses, Covered Matter Losses and Special Environmental Losses) (the "Cap for Fraud and Other Special Losses"),
(B) the maximum aggregate liability for all Covered Matter Losses shall be as set forth in Section 10.1.b (the respective "Covered Matters Caps"), and (C) the maximum aggregate liability for all Special Environmental Losses shall be the amount by which $9,350,000 exceeds the lesser of (i) the Cap, and (ii) the aggregate of all other Losses suffered or incurred by any or all of the Purchaser Indemnitees (including all Fraud Losses, Covered Matter Losses and Special Environmental Losses) (the "Special Environmental Cap"). The Deductible shall not be applied against or reduce any amounts payable in respect of any of the Retained/Assumed Liabilities or Covered Matter Losses or Special Environmental Losses, and no payments of the Retained/Assumed Liabilities by Seller shall be included in calculating liabilities subject to the Cap, the Cap for Fraud and Other Special Losses, any of the Covered Matters Caps, or the Special Environmental Cap.

            c. In the event that any misrepresentation or breach of warranty, agreement or covenant is known to or discovered by Purchaser at or prior to the Closing (including but not limited to matters disclosed in the Disclosure Schedule or any of the Exhibits hereto), and Purchaser nevertheless elects to close, the Purchaser Indemnitees shall be deemed to have waived such misrepresentation or breach and shall have no claim or right whatsoever against Seller by reason of such misrepresentation or breach. However, nothing in this
Section 10.2.c shall negate, modify or alter in any manner Seller's obligation to indemnify the Purchaser Indemnitees pursuant to clause (B) and clause (C) of
Section 10.1.a of this Agreement.

            d. In the event that any misrepresentation or breach of warranty, agreement or covenant is known to or discovered by Seller at or prior to the Closing (including but not limited to matters disclosed in any of the Exhibits hereto), and Seller nevertheless elects to close, the Seller Indemnitees shall be deemed to have waived such misrepresentation or breach and shall have no claim or right whatsoever against Purchaser by reason of such misrepresentation or breach.

            e. If any of the Purchaser Indemnitees shall have received any payment or the benefit of any payment required by this Article from Seller in respect of any indemnified Losses and shall subsequently receive insurance proceeds or other amounts in respect of any of such Losses, then Purchaser shall promptly pay to Seller a sum equal to the amount of such insurance proceeds or other amounts actually received, net of costs and expenses incurred in collecting such amounts so received, but not exceeding the amount paid in respect of such indemnified Losses.

            f. Seller shall not be liable with respect to any Losses with respect to which Purchaser or the Company is able, through the use of commercially reasonable efforts, but fails, to mitigate, including but not limited to its failure to use commercially reasonable efforts to recover under a policy of insurance or to assert contractual rights.

            g. The effect of any misrepresentation, breach of warranty, covenant or agreement of, or any indemnifiable claim against, Seller under or in respect of this Agreement, or any of the transactions contemplated by this Agreement, and any damages resulting therefrom, shall be determined (1) on a net after-tax basis (that is, with the amount thereof reduced to reflect the tax benefit resulting therefrom) and (2) net of (i) any amounts recovered (or recoverable through the use of commercially reasonable efforts) by or on behalf of Purchaser or any Affiliate thereof, in respect thereof or in connection therewith under any one or more policies of insurance maintained by any party hereto or any third party, and (ii) any other amounts recovered by or on behalf of Purchaser or any Affiliate(s) thereof from any third party in respect thereof or in connection therewith. This clause (g) shall not be construed to require any party to waive subrogation. In the event of any entitlement to payment or recovery of any of the Purchase Indemnitees covered by this Article 10, Seller shall be subrogated to all claims and causes of action which any of the Purchaser Indemnitees may have against any one or more third parties in respect of the matter, cause or event which is the subject of or gives rise to such entitlement to payment or recovery, and Purchaser shall cooperate in all reasonable respects with Seller (at Seller's expense) to enable Seller to assert and enforce such claims and causes of action.

            h. EXCEPT TO THE EXTENT PURCHASER WOULD BE ENTITLED UNDER APPLICABLE LAW TO RECOVER INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES PURSUANT TO ITS ENTITLEMENT TO RECOVER FOR FRAUD UNDER SECTION 10.2.b HEREOF, NO PARTY SHALL BE LIABLE UNDER THIS AGREEMENT OR IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT FOR INCIDENTAL, INDIRECT, SPECIAL, CONTINGENT, SPECULATIVE, NON-QUANTIFIABLE, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR FOR LOST OPPORTUNITY COSTS, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 10.2.h SHALL NEGATE, MODIFY OR ALTER THE OBLIGATION OF AN INDEMNIFYING PARTY TO INDEMNIFY THE INDEMNIFIED PARTIES FOR INCIDENTAL, INDIRECT, SPECIAL, CONTINGENT, SPECULATIVE, NONQUANTIFIABLE, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR FOR LOST OPPORTUNITY COSTS, RECOVERED FROM THE INDEMNIFIED PARTY BY A THIRD PARTY WHICH IS NOT ITSELF AN INDEMNIFIED PARTY OR AN AFFILIATE OF AN INDEMNIFIED PARTY, PURSUANT TO A THIRD PARTY CLAIM AGAINST SUCH INDEMNIFIED PARTY FOR WHICH SUCH INDEMNIFIED PARTY IS

OTHERWISE ENTITLED TO INDEMNIFICATION FROM THE INDEMNIFYING PARTY UNDER THIS
ARTICLE 10.

            i. The sole and exclusive liability and obligation of Seller and the sole right and remedy of Purchaser and all Purchaser Indemnitees for any and all claims with respect to or in connection with this Agreement and/or any of the transactions contemplated by this Agreement shall be limited to indemnification under this Article 10 (or, in the case of Section 7.4 hereof, as provided therein).

            j. With respect to any Environmental Liability for which Seller is required to indemnify and defend the Purchaser Indemnitees pursuant to the terms of this Article 10 and that requires any removal, remediation, response, clean up or other corrective action ("Remediation") to respond to, remove or otherwise address such Environmental Liability, Seller, after obtaining the written approval of the owner of the property on which the Remediation is to be conducted, may elect to implement and complete such Remediation. If Seller elects to conduct the Remediation:

                  (i) Purchaser shall have the right to participate in the planning and design of any such Remediation and the right to participate in any meetings with, hearings before or other sessions with any Governmental or Regulatory Authority regarding the Remediation;

                  (ii) Seller shall design the Remediation to be in all material respects consistent with, and not in any material respect to impede or increase the cost of, the Purchaser's business operations on the property and any construction or development plans Purchaser has for the property;

                  (iii) Seller, in good faith, shall coordinate the schedule of the Remediation with Purchaser so that disruptions of the Business will be minimized;

                  (iv) Seller shall obtain the prior written approval of Purchaser, which approval will not be withheld unreasonably, for any consultant or contractor retained by Seller to design or implement the Remediation;

                  (v) Seller shall conduct the Remediation in compliance with all applicable Environmental Laws and as directed by the appropriate Governmental or Regulatory Authority and in compliance with all applicable lease or other contractual requirements; and

                  (vi) Seller shall not agree to or select any Remediation that imposes any obligations on Purchaser, including, without limitation, the obligation to obtain permits, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

                  (vii) Seller shall attempt in good faith to provide Purchaser with draft copies of any study, plan or report associated with the Remediation at least fourteen (14) days before it is submitted to any Governmental or Regulatory Authority (or shall provide Purchaser such draft copies as soon as practical if at least fourteen (14) days is not practical) and shall provide Purchaser copies of all reports, plans and correspondence submitted to a Governmental or Regulatory Authority with respect to the Remediation. In addition, Seller shall provide Purchaser seven (7) days' notice (or shall provide Purchaser notice as soon as practical if seven (7) days' notice is not practical) of any meeting with, hearing before or other session with any Governmental or Regulatory Authority with respect to the Remediation. Seller and Purchaser shall attempt to reach a mutual agreement with respect to any comments, suggestions or requests of Purchaser in connection with the finalization of such draft reports or plans and/or the conduct of such meetings, hearings or otherwise.

                  (viii) Seller shall expeditiously remove from the property all drill cuttings, soil, debris or liquids generated from or in connection with the Remediation and shall restore the property and any existing structures or equipment removed or damaged in the course of the Remediation to a condition substantially the same as the condition that existed immediately prior to the Remediation. Seller or its consultants and contractors shall provide Purchaser at least five (5) business days' notice of the activities to be conducted on the property, which notice may be in the form of a schedule of activities.

                  (ix) Purchaser shall at all times cooperate with Seller in all reasonable respects to facilitate the Remediation contemplated by this paragraph
(j).

            k. In the event any Purchaser Indemnitee shall assert a fraud claim in respect of this Agreement (a "Fraud Claim") and (i) Seller is found (pursuant to final judgment) to have no liability for such Fraud Claim (notwithstanding that Seller may have liability under this Agreement based on some or all of the same facts or circumstances underlying or involved in such Fraud Claim), or (ii) the Purchaser Indemnitee withdraws or abandons such Fraud Claim, then notwithstanding anything to the contrary contained in this Article 10, Purchaser shall, unless such Fraud Claim is settled by such Purchaser Indemnitee and Seller, indemnify and hold harmless Seller from and against any and all reasonable out-of-pocket legal fees and other costs and expenses incurred in connection with the defense of such Fraud Claim, including those incurred in the simultaneous defense of any other claim(s) directly involving the facts or circumstances underlying such Fraud Claim; provided that Seller's entitlement to such legal fees, costs and expenses shall not apply to those which would not have been incurred if such Fraud Claim were the only claim brought against Seller.

            l. Seller shall not have any liability with regard to any matter covered by this Article 10, to the extent any liability or obligation in respect of any such matter(s) does not exceed the amount of the reserves or accruals relating thereto reflected in the Closing Date Balance Sheet.

      10.3 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 10.1 will be asserted and resolved as follows:

            a. In order for an Indemnified Party to be entitled to any indemnification provided for under Section 10.1 in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice to the Indemnifying Party promptly after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

            b. If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume and control the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but shall continue to pay for any other Loss suffered. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If (i) the Indemnifying Party shall not assume the defense of a Third Party claim with counsel reasonably satisfactory to the Indemnified Party within a reasonable time after any Claim Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party in writing that there are or may be, and there is in fact a reasonable legal basis for believing that are, material legal defenses available to the Indemnifying Party or to other Indemnified Parties which are materially different from or additional to those available to the Indemnified Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel which prejudices prosecution of the defenses available to such Indemnified Party, or
(iii) if the Indemnifying Party shall assume the defense of a Third Party Claim and fails to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim, but in such event it shall be the obligation of the Indemnified Party to do so in a reasonably prudent manner, and, if it shall do so, the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party, and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred.

Whether the Indemnifying Party or the Indemnified Party control the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation or any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party, and
(ii) provides for no relief other than the payment of monetary damage and such monetary damages are paid or otherwise satisfied in full by the Indemnifying Party or the Indemnified Party has no liability therefor.

            c. In the event any Indemnified Party should have a claim under
Section 10.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall promptly deliver an Indemnity Notice to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been prejudiced thereby. If the Indemnifying Party has disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and, if not resolved through negotiations within thirty (30) days (or such shorter period as may end on the last day of any applicable statute of limitations that falls within such 30 day period), any party shall have the right to take any legal or equitable action permitted by this Agreement that it deems necessary or appropriate.

      10.4 Certain Understandings. Notwithstanding anything to the contrary contained in this Agreement:

            a. It is understood and agreed that whenever Seller is called upon to list any contracts or agreements, there shall be deemed excluded from the applicable representation or warranty any contract or agreement as to which the primary obligations of the parties thereto have been performed or will be performed on or before the Closing.

            b. Certain matters and items disclosed in the Disclosure Schedule may not be required to be disclosed therein, but may be disclosed therein for informational purposes only, and no such disclosure shall constitute an indication or admission of the materiality thereof or create a standard of disclosure.

            c. Notwithstanding any cross-referencing which may be undertaken in the Disclosure Schedule or any Section thereof, any matter identified in any one or more of the Sections of the Disclosure Schedule shall be deemed disclosed for purposes of any other Schedule of the Disclosure Schedule.

            d. NO PARTY HERETO MAKES ANY, AND EACH PARTY HERETO HEREBY DISCLAIMS ALL, REPRESENTATIONS AND/OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE, EXCEPT AS SPECIFICALLY SET FORTH HEREIN.

      10.5 Allocation of Tax Liability.

            a. Seller will, to the extent permitted by applicable law, elect with the appropriate Governmental and Regulatory Authority to close the taxable period of the Company with respect to income Taxes as of and including the Closing Date (a "Closing Date Election"). In any case where applicable law does not permit a Closing Date Election to be made with respect to the Company, any Tax pertaining to a period that begins on or before the Closing Date and ends after the Closing Date shall be allocated in accordance with this Section 10.5.a. In the case of Taxes with respect to or payable by the Company with respect to a Tax period that includes but does not end on the Closing Date, the allocation of such Taxes between the Pre-Closing Period and the Post-Closing Period shall be made (i) in the case of any Tax based on or related to income, gross receipts, sales or use, on the basis of an interim closing of the books of the Company as of the close of business on the Closing Date, and (ii) in the case of any Tax other than a Tax based on or related to income, gross receipts, sales, or use, on the basis of the amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on and including the Closing Date, and the denominator of which is the number of days in the entire Tax period.

            b. Notwithstanding the Cap set forth in Section 10.2.b hereof, Seller shall be responsible for and pay and shall indemnify and hold harmless Purchaser and the Company with respect to any and all Taxes imposed on the Company, or for which the Company is or shall become liable, including, without limitation, any such Taxes for which the Company is or shall become liable under Treasury Regulation Section 1.502-6 or 1.1502-78(b)(2) (or any similar provisions under any applicable foreign, state or local law), with respect to
(i) any Tax periods (or portions thereof) ending on or before the Closing Date, and (ii) any Tax allocated to a Pre-Closing Period pursuant to Section 10.5.a; provided, that in the case of any adjustment to any item of loss or expense for any such years, which gives rise to corresponding and offsetting items of loss or expense in subsequent years the benefit of which is or will be actually realized by the Company (other than upon liquidation of the Company) including by reason of any increase in a net operating loss, the Seller's obligations shall be limited to (i) the amount of interest (computed at the appropriate statutory rates) and penalties actually paid to the appropriate taxing authorities by the Company as a result of such timing differences in the case of audit adjustments, or (ii) interest at the rate of eight percent (8%) per annum in the case of other adjustments. Notwithstanding the foregoing, Purchaser agrees to pay and indemnify Seller for any Tax owed by Seller (by reason of the Company having been part of an affiliated, combined, consolidated, unitary or similar group, for federal, state, local or foreign tax purposes, which includes Seller) resulting from any transaction engaged in by the Company not in the ordinary course of business occurring on the Closing Date after Purchaser's acquisition of the Company's stock.

            c. Other than reports and returns referred to in paragraph (d) below, from and after the Closing Date, Purchaser shall prepare, or cause to be prepared, and shall timely file, or cause to be timely filed, all Tax Returns of the Company required to be filed with respect to any Tax period that includes (but does not end on) the Closing Date. Except as provided in paragraph (b) above, Purchaser shall cause the Company to pay the appropriate taxing authorities the Taxes shown to be due and payable on all such Tax Returns of the Company filed after the Closing Date, concurrent with the filing of such Tax Returns. Such Tax Returns of the Company shall be prepared on a basis consistent with the Tax Returns filed by or with respect to the Company for previous taxable periods, subject to the requirements of applicable law. Purchaser shall permit Seller to review and comment on each such Tax Return at least 30 days prior to the due date for filing and shall make such revisions to such Tax Returns to the extent they relate to periods ending with and/or transactions occurring on or prior to the Closing Date as Seller reasonably requests.

            d. Seller shall include the income of the Company for all periods through the Closing Date on its consolidated federal and, where permitted and consistent with past practice, consolidated, combined or unitary state and local income Tax Returns and pay any federal and state income Taxes owing on such income. All such Tax Returns ("Consolidated Returns"), together with all other Tax Returns with respect to Taxes of the Company for any Tax period ending on or prior to the Closing Date, shall be prepared by Seller in a manner consistent with prior practice, subject to the requirements of applicable law. Purchaser shall cause the Company to furnish information to Seller as reasonably requested by Seller to allow Seller to satisfy its obligations under this paragraph. Seller shall permit Purchaser to review and comment on each such Tax Return (other than Consolidated Returns and Tax Returns for which a Closing Date Election has been made) within a reasonable time (which shall not be less than 30 days) prior to the due date for filing. Notwithstanding the foregoing, Seller shall permit Purchaser to review and comment on any consolidated, combined or unitary income Tax Return filed by Seller for a Tax period that begins on or before and ends after the Closing Date within a reasonable time (which shall not be less than 30 days) prior to the due date for filing, provided such Tax Return includes any income of the Company for any Post-Closing Period and such review shall be limited solely to the portion thereof which relates to the Company. Purchaser shall file or cause to be filed, on a timely basis, all such Tax Returns (other than Consolidated Returns and Tax

Returns for which a Closing Date Election has been made) for which Purchaser is responsible under this Section 10.5 and shall provide written certification to Seller of each such filing. Purchaser shall cause the Company to timely file separate, combined or consolidated income Tax Returns, or shall include the Company, in its combined or consolidated income Tax Returns for all Taxable periods ending after the Closing Date and shall pay or cause to be paid all Taxes required to be paid in respect of such Tax Returns.

            e. Except as otherwise provided above, Purchaser shall prepare and file, or cause to be prepared and filed, in each case in a timely manner, all Tax Returns required to be filed by the Company after the Closing Date and all Taxes indicated as due and payable on such Tax Returns shall be paid by Purchaser.

      10.6 Tax Contests.

            a. If any Governmental or Regulatory Authority or other Person asserts a Claim for Taxes for which Purchaser is entitled to indemnification hereunder (a "Tax Claim"), then the party hereto first receiving notice of such Tax Claim shall promptly provide written notice thereof to the other parties hereto. Such notice shall specify in reasonable detail the basis for such Tax Claim and shall include a copy of any relevant correspondence received from the Governmental or Regulatory Authority or other Person.

            b. Subject to the provisions of this Section 10.6, the Purchaser shall diligently and in good faith defend or prosecute, at its sole cost, expense and risk, such Tax Claim by all appropriate proceedings; provided, that the Purchaser shall not, without the prior written consent of the Seller (which consent shall not unreasonably be withheld), enter into any compromise or settlement of such Tax Claim that would result in any material Tax indemnity obligation of the Seller hereunder. So long as the Purchaser is diligently and in good faith defending or prosecuting a Tax Claim, with respect to the Company, the Purchaser shall provide or cause to be provided to the Seller any information reasonably requested by the Seller relating to such Tax Claim, and shall otherwise cooperate with the Seller and their representatives in good faith in order to permit the Seller effectively to participate in the contest of such Tax Claim. The Purchaser shall inform the Seller of all material developments relating to such Tax Claim (including, without limitation, providing to the Seller copies of all written materials relating to such Tax Claim) and the Seller or its authorized representatives shall be entitled, at its own expense, to attend and participate in, but not control, all conferences, meetings and proceedings relating to such Tax Claim.

            c. If, with respect to any Tax Claim, the Purchaser fails diligently to defend or prosecute such Tax Claim, then the Seller shall at any time thereafter have the right (but not the obligation) to defend or prosecute, at the sole cost, expense and risk of the Seller, such Tax Claim. In such event, the Seller shall have full control of such defense or prosecution and such proceedings, including any settlement or compromise thereof and the Seller shall pursue such proceedings diligently and in good faith. The Seller shall inform the Purchaser of all material developments relating to such Tax Claim (including, without limitation, providing to the Purchaser copies of all written materials relating to such Tax Claim). The Purchaser or its authorized representatives may attend and participate in, but not control, all conferences, meetings and proceedings relating to the defense, prosecution, settlement or compromise of any Tax Claim controlled by the Seller pursuant to this Section 10.6.c, and shall bear its own costs and expenses with respect thereto. So long as the Seller is defending or prosecuting such Tax Claim, the Purchaser shall provide or cause to be provided to the Seller any information reasonably requested by the Seller relating to such Tax Claim, and shall otherwise cooperate with the Seller and its representatives in good faith in order to contest effectively such Tax Claim.

            d. Notwithstanding anything in this Article 10 to the contrary, the Purchaser and the Company shall agree to any settlement, compromise or resolution of a Tax Claim ("Resolution") proposed by the Seller, but only to the extent that (i) the Seller shall be responsible for any Taxes payable by the Company as a result of such Resolution to the extent not included in the reserve for Taxes reflected in the Closing Date Balance Sheet, and (ii) such Resolution would not result in any material Tax detriment to the Company not included in any such reserve and not paid by the Seller for any Tax period for which the Seller is not responsible hereunder.

            e. In the case of any Tax Claim that is defended or prosecuted to a Final Determination pursuant to this Section 10.6, the Seller shall pay to the appropriate Tax Indemnitees, in immediately available funds the net Tax detriment arising or resulting from such Tax Claim within five Business Days after such Final Determination, to the extent not provided for in the reserve for Taxes reflected in the Closing Date Balance Sheet. In the case of any Tax Claim not covered by the preceding sentence, the Seller shall pay to the Company, in immediately available funds, the net Tax detriment arising or resulting from such Tax Claim (calculated after taking into account any actual reduction in the current liability for Taxes of any Tax Indemnitee for Tax arising out of or resulting from such payment or such Tax Claim), to the extent not provided for in any such reserve.

            f. Notwithstanding anything in this Agreement to the contrary, Seller shall have the exclusive right and authority, at its sole expense, to conduct, control, defend, prosecute and/or settle any proceedings involving a Tax Claim, or any other examination, audit or inquiry, with respect to or arising out of any consolidated, combined or unitary income Tax Returns filed by Seller, including the right to represent the Company before the appropriate Government or Regulatory Authority with respect to any issues raised therein concerning a Taxable Period in which the Company was included in such consolidated, combined or unitary Tax Return. Seller will allow the Company and its counsel to participate at its own expense in any proceeding described in this paragraph (f) to the extent it relates to the Company and involves a Tax Claim and Seller will not resolve or settle any such proceeding in a manner which would adversely affect the Company after the Closing Date without the prior written consent of Purchaser, which consent shall not unreasonably be withheld.

      10.7 Cooperation Regarding Tax Matters. Each party hereto shall, and shall cause its subsidiaries and Affiliates to, provide to the other parties hereto such cooperation and information as any of them reasonably may request related to the filing of any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules, workpapers and relevant documents relating to rulings or other determinations by Governmental or Regulatory Authorities and relevant records concerning the ownership and Tax basis of property, which any such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Tax Returns pursuant to this
Article 10 shall bear all costs of filing such Tax Returns. Notwithstanding the foregoing, neither party shall be required to furnish to the other the federal or state income Tax Returns of Seller's affiliated or combined group or Purchaser's affiliated or combined group, as the case may be, for any period, except to the extent specifically and exclusively relating to the Company.

      10.8 Payment of Transfer Taxes and Fees. The Seller and Purchaser shall each pay 50% of all sales, use, transfer, stamp, documentary or similar Taxes imposed upon the transactions effected pursuant to this Agreement. The Seller and Purchaser shall file all necessary documentation and Tax Returns with respect to such Taxes and provide to the other of them copies of all such Tax Returns.

      10.9 Other Tax Covenants.

            a. So long as any books, records and files retained by the Seller or and its Affiliates relating to the business of the Company or the books, records and files delivered to the control of the Purchaser pursuant to this Agreement to the extent they relate to the operations of the Company prior to the Closing Date, remain in existence and are available, each party (at its own expense) shall have the right upon prior notice to inspect and to make copies of the same at any time during business hours for any proper purpose. The Purchaser and the Seller and their respective Affiliates shall use reasonable efforts not to destroy or allow the destruction of any such books, records and files without first providing 60 days written notice of intention to destroy to the other, and allowing such other party to take possession of such records.

            b. Except as otherwise provided herein, without the prior written consent of Purchaser, neither the Seller nor any Affiliate of any the Seller shall, to the extent it may affect or relate to the Company, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any method of tax accounting, enter into any closing agreement, settle any Tax Claim, assessment or proposed assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax Claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing any post-closing Taxes of the Purchaser, of the Company or any Affiliate of Purchaser, unless required by applicable law. Nothing contained in this paragraph (b) shall limit or affect the right of Seller and its Affiliates to utilize any and all tax loss carryovers of MRT which Seller and/or any of its Affiliates shall be entitled to utilize for any period ending prior to, on or after the Closing Date.

            c. Without the prior written consent of the Seller, neither the Purchaser nor the Company shall, to the extent it may affect or relate to the Company, make or change any Tax election, file any amended Tax Return, enter into any closing agreement, settle any Tax Claim, assessment or proposed assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax Claim or assessment or take or omit to take any other action, if any such action or omission would affect a Pre-Closing Tax Period, unless required by applicable law.

      10.10 Conflict. In the event of a conflict between the provisions of Sections 10.5 through 10.10 and any other provision of this Agreement, such provisions of this Article 10 shall control.

                                   ARTICLE 11
                                   TERMINATION

      11.1 Termination. If the Closing shall not have occurred, this Agreement may be terminated and the transactions contemplated hereby may be terminated and abandoned:

            a. in writing by mutual consent of the parties hereto; or

            b. by Seller, if, as of the 14th day after the date of this Agreement, the conditions set forth in Section 9.2 to the performance of the obligations of Seller shall not have been fulfilled and shall not have been waived by Seller, Seller gives Purchaser written notice of its intention to so terminate within five (5) days thereafter, specifying in such notice, in detail, the basis for such termination, and Purchaser does not correct or cure such failure within twenty (20) days after its receipt of such notice; or

            c. by Purchaser, if, as of the 14th day after the date of this Agreement, the conditions set forth in Section 9.1 to the performance of the obligations of Purchaser shall not have been fulfilled and shall not have been waived by Purchaser, Purchaser gives Seller written notice of its intention to so terminate within five (5) days thereafter, specifying in such notice, in detail, the basis for such termination, and Seller does not correct or cure such failure within twenty (20) days after its receipt of such notice; or

      11.2 Effect of Termination. In the event of any termination or abandonment of this Agreement pursuant to Section 11.1, no party hereto (or any of its affiliates, shareholders, parents, officers, directors or employees) shall have any liability or further obligation to any other party hereto, except that (i) nothing herein will relieve any party from liability for willful and intentional breach of this Agreement, (ii) Sections 7.3, 8.2, 12.3 and 12.4 shall remain in full force and effect, and (iii) the obligations of the parties under the Confidentiality Agreement shall remain in full force and effect.

                                   ARTICLE 12
                                  MISCELLANEOUS

      12.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or mailed by prepaid first class certified mail, return receipt requested, or sent by prepaid courier, to the parties at the following addresses:

                      If to Purchaser (until 8/25/03), to:

                      Cemex, Inc.
                      1200 Smith Street, Suite 2400
                      Houston, Texas 77002
                      Attn:  Leslie S. White, Esq.

                                    -and -

                      If to Purchaser (from and after 8/25/03), to:

                      Cemex, Inc.
                      840 Gessner, Suite 1400
                      Houston, Texas  77024
                      Attn:  Leslie S. White, Esq.

                      If to Seller, to:

                      Phibro Animal Health Corporation
                      One Parker Plaza
                      Fort Lee, New Jersey 07024
                      Attn: General Counsel

      All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt, and (iii) if delivered by courier to the address as provided for in this Section, be deemed given on the earlier of the second Business Day following the date sent by such courier or upon receipt. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

      12.2 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

      12.3 Expenses. Except as otherwise expressly provided in this Agreement, each party will pay its own legal, accounting, investment, banking and similar fees, costs and expenses incurred by it in connection with negotiations, executions and closing of this Agreement.

      12.4 Confidentiality.

            a. Without intending to limit the intent or effect of the Confidentiality Agreement, except as herein provided, Purchaser and the Seller will hold in strict confidence from any Person (other than its Affiliates or representatives) all documents and information concerning the other party hereto or any of its Affiliates furnished to it by or on behalf of the other party in connection with this Agreement or the transactions contemplated hereby, except to the extent the disclosing party can demonstrate that such documents or information was (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. Such covenant of confidentiality will remain in effect unless a party is compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or

Regulatory Authorities) or by other requirements of Law. The obligation set forth in this Section 12.4.a shall survive the Closing indefinitely.

            b. After the Closing, Seller shall (except as otherwise required by applicable law or in connection with the preparation and filing of financial statements and tax returns by or on behalf of Seller or any consolidated or combined group of entities including Seller or any of its Affiliates) maintain in confidence and not disclose or use any and all confidential or proprietary information, technology, inventions, patents, processes and techniques of the Business ("Purchaser's Proprietary Information"); provided that the Purchaser's Proprietary Information shall not include information which first comes into the public domain through no act or fault of Seller or which Seller shall establish it shall have first acquired after the Closing from a Person (other than the Purchaser or MRT) who is not subject to or bound by any confidentiality obligation to the Purchaser or MRT. The obligation set forth in this Section 12.4.b shall survive the Closing indefinitely.

            c. Notwithstanding anything herein or in the Confidentiality Agreement to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement (the "Transactions") and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made to the extent required to be kept confidential to comply with any applicable federal or state securities laws.

      12.5 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

      12.6 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of the parties hereto.

      12.7 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other

Person, other than rights to indemnity under Article 10 hereof to the Person entitled thereto.

      12.8 No Assignment; Binding Effect. Without intending to affect Section 4.4, neither this Agreement nor any right, interest or obligation hereunder may be assigned by either party without the prior written consent of the other party(ies) and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

      12.9 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      12.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      12.11 Governing Law; Consent to Jurisdiction.

            a. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

            b. Any legal action or proceeding with respect to or in connection with this Agreement or any of the transactions contemplated hereby, and any action for enforcement of any judgment in respect thereof, shall be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware, and, by execution and delivery of this Agreement, each party hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Each party irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Each party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this

Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      12.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on the first page hereof.

                                        Cemex, Inc.

                                        By:      /s/ Jesus Gonzalez Herrera
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                        Phibro Animal Health Corporation

                                        By:      /s/ Richard G. Johnson
                                            ------------------------------------
                                        Name:     Richard G. Johnson
                                              ----------------------------------
                                        Its:     Chief Financial Officer
                                             -----------------------------------

                                                                  Schedule 3.1.a

a. If on any Tax Return filed after the Closing Date, Purchaser, the Company or any member of an affiliated or combined group of companies which includes the Company (collectively referred to in this Schedule as the "Purchaser Group" and each such Tax Return being a "Post-Closing Tax Return") utilizes any net operating loss carryover or carry forward of the Company which exists on the Closing Date (the "Company NOLs") to reduce, offset or eliminate any liability for federal, state or local Taxes of the Purchaser Group or of any member thereof, or to generate any federal, state or local Tax refund, then, for each such Post-Closing Tax Return, Purchaser shall pay to Seller, as additional Total Consideration , an aggregate amount (the "NOL Amount") equal to 60% of all Tax savings, refunds and other Tax benefits (collectively the "Tax Benefits") realized by the Purchaser Group (or any current or future member thereof), and such Tax Benefits shall be determined on the basis of the respective highest marginal federal, state and local Tax rates then in effect. Each payment in respect of the NOL Amount shall be due 45 days after the date on which any Tax Benefits giving rise thereto are deemed realized. Tax Benefits will be deemed to be realized for purposes hereof (i) on the date on which such Tax Benefits are received as a refund of Taxes, or (ii), to the extent that any Tax Benefits are not received as a refund of Taxes but rather are claimed as an item that reduces, offsets or eliminates liability for Taxes, the due date (including extensions) of the Post-Closing Tax Return that reflects such change in liability for any Taxes (in each case under clause (i) or clause (ii), the "Due Date"). Seller acknowledges and agrees that neither the Company nor the Purchaser shall have any (i) obligation to utilize any of the Company NOLs so as to generate or realize any Tax Benefit or (ii) liability to Seller for any failure to generate any Tax Benefit by so utilizing the Company NOLs.

b. Not later than May 1 of each year commencing with 2004, Purchaser shall deliver to Seller its written calculation of all amounts payable to Seller by reason of this Schedule 3.1.a, and/or the basis for Purchaser's conclusion that no NOL Amount is then payable to Seller, in each case certified as true and accurate by the officer of Purchaser directly responsible for tax reporting, together with sufficient information, in reasonable detail, to enable Seller to review the basis for all calculations related thereto. Seller shall have an opportunity to reasonably review Purchaser's calculation of the Tax Benefits realized (including any calculations pursuant to which it is determined that there are no Tax Benefits available to the Purchaser Group). Seller shall have the right, at its cost and expense, to require that Purchaser's regular independent accounting firm confirm the accuracy of any of the calculations and certifications referred to in the first sentence of this paragraph (b). If either Seller and Purchaser agree, or Purchaser's independent accounting firm determines, that Purchaser has not paid Seller the entire NOL Amount payable with respect to any Post-Closing Tax Return, Purchaser shall pay the balance of the NOL Amount promptly but Purchaser shall not be obligated to pay or reimburse Seller for or with respect to any costs or expenses (including any professional fees and expenses) that Seller may have incurred in connection with its review or dispute of Purchaser's calculation of the NOL Amount.

c. Purchaser's obligations under this Schedule 3.1.a shall continue as long as and with respect to all periods for which any Company NOLs remain available for utilization on any Post-Closing Tax Return.

                                                                  Schedule 7.2.F

                                 Employee Plans

      A. The Retirement Plan of Seller

            i) Certain of the Company's employees ("DB Participants") are participants in The Retirement Plan of Seller ("Seller's DB Plan") which has been and will remain sponsored by Seller for the benefit of eligible employees of Seller and its Affiliates. The Company shall withdraw from Seller's DB Plan effective as of the Closing Date, and Seller shall provide all DB Participants notice of such withdrawal to the extent required by law. All benefits accrued by DB Participants under Seller's DB Plan will remain the liability of Seller's DB Plan after the Closing Date and no assets of the Seller's DB Plan will be transferred in connection with this transaction. All accrued benefits of DB Participants under Seller's DB Plan shall vest solely in accordance with the terms and provisions of Seller's DB Plan.

            ii) The amendments to Seller's DB Plan required by this Section A, if any, shall be made subject to the approval of Seller's pension administration committee.

      B. 401(k) Retirement and Savings Plan of Seller.

            i) Certain of the Company's employees ("DC Participants") are participants in the 401(k) Retirement and Savings Plan of Seller ("Seller's DC Plan") which has been and will remain sponsored by Seller for the benefit of eligible employees of Seller and its Affiliates. The Company shall withdraw from Seller's DC Plan effective as of the Closing Date, and Seller shall provide all DC Participants with notice of such withdrawal to the extent required by law.

            ii) To the extent permitted under the terms of Purchaser's qualified defined contribution plan that includes a qualified cash or deferred arrangement in which the Hired Employees are eligible to participate ("Purchaser's DC Plan"), if a DC Participant who participates in Seller's DC Plan, becomes an employee of Purchaser as of the Closing Date and is entitled to and receives an "eligible rollover distribution" (as defined under Section 402(c)(4) of the Code and the regulations promulgated thereunder) from the Seller's DC Plan at any time on or after the Closing Date, Purchaser shall permit any DC Participant to rollover (whether by direct or indirect rollover, as selected by such employee) his or her eligible rollover distribution from Seller's DC Plan to the Purchaser's DC Plan; provided, however, that Purchaser shall have no obligation to cause the Purchaser's 401(k) Plan to accept such rollovers if Purchaser does not receive from Seller proof which is satisfactory to Purchaser that the Seller's DC Plan will be fully qualified under section 401(c) of the Code at the time of such rollovers.

      C. Welfare Benefit Plans

            i) Seller shall be liable for any and all claims under any group health plan (within the meaning of Section 5000(b)(1) of the Code) maintained by Seller for employees of the Company to the extent such claims were incurred on or prior to the Closing Date. Purchaser's group health plan within the meaning of Section 5000(b)(1) of the Code in which Hired Employees are eligible to participate ("Purchaser's Health Plan") shall (i) provide coverage with respect to claims by such employees as of 12:01 a.m. on the Closing Date with respect to which the covered health or medical services were incurred after 12:01 a.m. on the Closing Date, (ii) waive eligibility waiting periods with respect to Hired Employees to the extent such eligibility waiting periods were satisfied by any of the Hired Employees under Seller's group health plan as of the Closing Date, (iii) recognize employment service with the Company and its predecessors in interest to the extent that any recent hires of the Company have earned service credit toward their group health plan eligibility waiting periods, and (iv) credit any health or medical service expenses incurred by Hired Employees during the current plan year and on or before the Closing Date for purposes of applying the deductible and out of pocket limits under Purchaser's Health Plan. Eligible Hired Employees will be immediately eligible to participate in Purchaser's Health Plan.

            ii) Current and former employees of the Company who either (i) become entitled to such benefits prior to the Closing Date, or (ii) who are receiving or entitled to receive short-term disability benefits prior to the Closing Date and who subsequently become entitled to receive long-term disability benefits immediately following the end of such short-term disability, and whose covered disability continues on and after the Closing Date, shall be entitled to benefit under the terms of Seller's long-term disability plan applicable to them. Purchaser will provide long-term and short-term disability insurance plans for eligible Hired Employees effective as of 12:01 a.m. on the Closing Date, and shall be responsible for all disability benefits for eligible Hired Employees whose disabilities occur after this Closing Date other than those expressly retained under Seller's long-term disability plan pursuant to the first sentence of this subparagraph (ii).

            iii) All life insurance or other benefits payable to persons employed by the Company or their beneficiaries under any group life, travel and accident, and accidental death and dismemberment insurance programs of Seller for deaths or dismemberments occurring prior to the Closing Date shall continue to be covered by such Seller programs. Purchaser will be responsible for all benefits (if any) which may be provided for deaths or dismemberments occurring on or after the Closing Date under any and all programs maintained by or for the employees of the Company.

            iv) Vacation benefits after the Closing Date will be accrued in accordance with the Purchaser's vacation accrual schedule.

      D. General. i) Except as otherwise provided herein, Purchaser acknowledges that Seller shall not be responsible for any employee benefits for Hired Employees relating to periods from and after the Closing Date and that Purchaser shall be responsible, to the extent it so elects or to the extent it may be required by law, for providing such benefits on or after the Closing Date.